SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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RC2 CORPORATION
(Name of Registrant as Specified in Its Charter)
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RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523

Notice of Annual Meeting of Stockholders
to be held on May 6, 2010

The Annual Meeting of Stockholders of RC2 Corporation, a Delaware corporation, will be held at its Corporate Headquarters, 1111 West 22nd Street, Concourse Level, Oak Brook, Illinois 60523, on Thursday, May 6, 2010, at 10:00 a.m., local time, for the following purposes:

1.         To elect ten directors to serve until the 2011 Annual Meeting of Stockholders.

2.         To approve and adopt an amendment to the RC2 Corporation 2005 Stock Incentive Plan.

3.         To ratify the appointment of KPMG LLP, independent registered public accounting firm, as independent auditors of RC2 Corporation for the fiscal year ending December 31, 2010.

4.         To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.  As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this Proxy Statement and our 2009 Annual Report to Stockholders.  The Internet Availability Notice contains instructions on how to access those documents over the Internet.  All stockholders who do not receive an Internet Availability Notice will receive a paper copy of the proxy materials by mail.

The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report to Stockholders and a form of proxy or voting instruction card.  The proxy materials sent to you will include a proxy card that will provide you with instructions to cast your vote on the Internet, a telephone number you may call to cast your vote, or you may complete, sign and return the proxy card by mail.

By order of the Board of Directors

Oak Brook, Illinois March 26, 2010	PETER A. NICHOLSON Secretary

Stockholders of record at the close of business on March 11, 2010, are entitled to vote at the meeting.  Your vote is important to ensure that a majority of the stock is represented.  Whether or not you plan to attend the annual meeting in person, if you received paper copies of these proxy materials, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying self-addressed postage pre-paid envelope.  Stockholders that have accessed these proxy materials on the Internet, as well as those who have received paper copies, may vote by the following instructions included in this proxy statement or by following the instructions detailed in the Internet Availability Notice, as applicable.  If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the annual meeting and vote your shares in person.  Your proxy is revocable in accordance with the procedures set forth in this proxy statement.  If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, please follow the voting directions given by the broker, nominee, fiduciary or other custodian as soon as possible.

As noted above, stockholders of record may also vote by the Internet or telephone.  Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated.  Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.  The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on May 5, 2010.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.proxyvote.com 24 hours a day/7 days a week	1-800-690-6903 via touch tone phone toll-free 24 hours a day/7 days a week

INSTRUCTIONS:	INSTRUCTIONS:
Read the accompanying Proxy Statement.	Read the accompanying Proxy Statement.
Have your control number located on your proxy card available.	Call toll-free 1-800-690-6903.

Point your browser to http://www.proxyvote.com	You will be asked to enter your control number located on your proxy card.

and follow the instructions to cast your vote. You can also register to receive your Annual Report and Proxy Statement electronically, instead of in print.

i

RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523

Proxy Statement for the 2010 Annual Meeting of Stockholders
to be Held on May 6, 2010

Important Notice Regarding the Availability of Proxy Materials for the
2010 Annual Meeting of Stockholders to be Held on May 6, 2010:
This Proxy Statement and the Accompanying Annual Report
are Available at: www.proxyvote.com

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of RC2 Corporation of proxies to be used at the Annual Meeting of Stockholders of RC2 to be held at its Corporate Headquarters, 1111 West 22nd Street, Concourse Level, Oak Brook, Illinois 60523, on Thursday, May 6, 2010, at 10:00 a.m., local time, and any adjournments thereof.  A copy of our 2009 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being distributed, furnished or otherwise made available beginning on or about March 26, 2010.  Additionally, we are mailing the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) on or about March 26, 2010.

GENERAL INFORMATION

Proxies and Voting Procedures

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders by providing access to such documents on the Internet.  Accordingly, an Internet Availability Notice has been mailed to many of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet.  Stockholders that received the Internet Availability Notice have the ability to access the proxy materials on a website referred to in the Internet Availability Notice or request that a printed set of proxy materials be sent to them by following the instructions in the Internet Availability Notice.

The Internet Availability Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in the printed form by mail.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials.  Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

Most stockholders have a choice of voting over the Internet, by telephone, by using a traditional proxy card or by attending the Annual Meeting and voting in person by ballot.  Stockholders who have received paper copies of these proxy materials (including the form of proxy), may complete, sign, date and return the enclosed proxy card in the accompanying self-addressed postage pre-paid envelope or may vote over the Internet or by telephone.  If your shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian, please follow the voting instructions given by the broker, nominee, fiduciary or other custodian.  If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this Proxy Statement.  The Internet and telephone voting facilities will close at 11:59 p.m. (eastern time) on May 5, 2010.  Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

    The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification.  If you submit a proxy without providing voting instructions, the shares represented by that proxy will be voted in FAVOR of the election of directors listed in the enclosed proxy, in FAVOR of the adoption and approval of the amendment to the RC2 Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) and in FAVOR of the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting.  As of the date of printing of this Proxy Statement, we do not know of any matters to be presented at the Annual Meeting other than the election of directors, the adoption and approval of the amendment to the 2005 Stock Incentive Plan and the ratification of our independent auditors.

Stockholders may revoke proxies (including an Internet or telephone vote) at any time to the extent they have not been exercised by giving us written notice or by a later executed proxy via the Internet, by telephone or by mail.  Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.  The cost of solicitation of proxies will be borne by RC2.  Solicitation will be made primarily by use of the mail; however, some solicitations may be made by employees of RC2, without payment of any additional compensation, by telephone, by facsimile, or in person.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 11, 2010, will be entitled to notice of and to vote at the Annual Meeting.  On the record date, we had outstanding 21,433,224 shares of our common stock, par value $0.01 per share (the "Common Stock"), entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, will constitute a quorum with respect to the meeting.  Approval of each matter specified in the notice of the meeting, other than the election of directors, requires the affirmative vote of a majority of the shares represented at the Annual Meeting.  A plurality of the votes cast is required for the election of directors.  This means that the ten director nominees with the most votes will be elected.  Approval of any other matter that may properly be presented at the meeting will require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote.  Abstentions and broker non-votes (i.e., shares held by brokers in “street name,” voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether such matters are approved or directors are elected.  The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

ELECTION OF DIRECTORS

At the Annual Meeting, ten directors are to be elected to hold office until the 2011 Annual Meeting and until their successors are elected.  The ten nominees for election are named in the following table with brief biographies.  As indicated below, each person nominated by our Board of Directors is an incumbent director.  We anticipate that the nominees listed in this Proxy Statement will be candidates when the election is held.  However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies (whether received by mail, telephone or over the Internet) will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

Daniel M. Wright will retire from the Board of Directors as of the Annual Meeting.

Director Qualifications

The following table provides information as of the date of this proxy statement about each nominee for election to our Board of Directors at the Annual Meeting.  The information presented includes information each nominee has given us about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years.  The Nominating and Corporate Governance Committee regularly evaluates the mix of experience, qualifications, attributes and skills of our directors using a matrix of areas that the Committee considers important for our business.  In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee to the conclusion that the nominee should serve as a director, our Nominating and Corporate Governance Committee also considered the qualifications and criteria described below under "Corporate Governance Matters – Director Nominations" with the objective of creating a complementary mix of directors.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since
ROBERT E. DODS	61	1996
Mr. Dods has been a private investor since January 2003, and has served as Chairman of our Board of Directors since July 1998.  The Chairman of the Board is not considered one of our officers or employees.  Mr. Dods served as our Chief Executive Officer from July 1998 to January 2003.  Mr. Dods co-founded Racing Champions, Inc. (“RCI”), our predecessor, in 1989.

JOHN S. BAKALAR	62	1997
Mr. Bakalar has been a private investor since November 1997.  From May 1993 to November 1997, Mr. Bakalar was President and Chief Operating Officer of Rand-McNally, Inc., a printing and publishing company.

JOHN J. VOSICKY
Mr. Vosicky has been the Executive Vice President of BFG Technologies Inc., a marketer and distributor of graphic cards, since June 2008.  Mr. Vosicky was the Chief Financial Officer of BFG Technologies from August 2002 until June 2008.  Mr. Vosicky was also the President of JAJ Financial, a financial consultant, from 2001 to 2007.  From November 1985 to July 5, 2001, Mr. Vosicky was Executive Vice President, Chief Financial Officer and a director of Comdisco Inc., a technology services company. On July 16, 2001, Comdisco, Inc. and 50 of its domestic U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois.
	61	1997
CURTIS W. STOELTING Mr. Stoelting has served as our Chief Executive Officer since January 2003. Mr. Stoelting was our Chief Operating Officer from October 2000 to January 2003. Mr. Stoelting is a director of Regal-Beloit Corporation, a global manufacturer of motion control and power generation products.	50	2002
PAUL E. PURCELL Mr. Purcell has served as President and Chief Executive Officer of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, since January 2000.	63	2002
THOMAS M. COLLINGER Mr. Collinger has served as Associate Dean at The Medill Graduate School of Northwestern University since November 2005 and Chairman of the Integrated Marketing Communications Graduate Program since February 2007. Mr. Collinger has also been an Associate Professor, The Medill Graduate School of Northwestern University, since January 1998. Mr. Collinger has also served as President of the TC Group, a marketing consulting firm, since May 1998.	57	2003

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since
MICHAEL J. MERRIMAN, JR.
Mr. Merriman has been an operating advisor to Resilience Capital Partners, LLC, a private equity firm, since July 2008.  Mr. Merriman was a business consultant for Product Launch Ventures, LLC, a business consulting firm, from November 2007 until July 2008.  Mr. Merriman served as a director and as the Chief Executive Officer and President of The Lamson & Sessions Co., a manufacturer and distributor of electrical, consumer, telecommunications and engineered sewer products, from November 2006 to November 2007.  Mr. Merriman has been a director of American Greetings Corporation, a designer, manufacturer and seller of greeting cards and other social expression products, since November 2006 and was its Senior Vice President and Chief Financial Officer from September 2005 until November 2006.  Mr. Merriman is a director of OMNOVA Solutions, Inc., a producer of specialty chemicals and decorative products, and Nordson Corporation, a manufacturer of equipment used for precision material dispensing, testing and inspection, surface preparation and curing.
	53	2004
LINDA A. HUETT
Ms. Huett has been a private investor since January 2008.  Ms. Huett was an independent advisor to Weight Watchers International, Inc., a global provider of weight management services and products, from January 2007 to December 2007.  Ms. Huett was the Chief Executive Officer, President and a director of Weight Watchers International, Inc. from December 2000 until December 2006.  Ms. Huett was the President and a director of Weight Watchers International, Inc. from September 1999 until December 2000.  Ms. Huett is a director of AnnTaylor Stores Corporation, a women’s specialty retailer.
	65	2007
PETER J. HENSELER Mr. Henseler has served as our President since October 2002. Mr. Henseler was our Executive Vice President – Sales and Marketing from March 1999 to October 2002.	51	2007
JOAN K. CHOW Ms. Chow has served as Executive Vice President and Chief Marketing Officer of ConAgra Foods, Inc. since February 2007. Prior to joining ConAgra Foods, Inc., Ms. Chow served Sears Holding Corporation as Senior Vice President and Chief Marketing Officer, Sears Retail from July 2005 until January 2007 and as Vice President, Marketing Services from April 2005 until July 2005. From 2004 until April 2005, Ms. Chow served Sears, Roebuck and Co. as Vice President, Home Services Marketing.	49	2010

DIRECTORS MEETINGS AND COMMITTEES

Our Board of Directors held four meetings in 2009, and all of our incumbent directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were a member.

Executive sessions, or meetings of outside (non-management) directors without management present, are held regularly for a general discussion of relevant subjects.  In 2009, the outside directors met in executive session four times.

The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  The chart below identifies the members of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each committee during 2009:

	Audit	Compensation	Nominating and Corporate Governance
Number of Meetings Name of Director:	4	4	4
John S. Bakalar		X	X
John J. Vosicky	X*	X
Daniel M. Wright (1)	X
Thomas M. Collinger			X*
Michael J. Merriman, Jr.	X		X
Linda A. Huett		X*

X = committee member; * = committee chairperson

(1)           Mr. Wright is not standing for re-election at the Annual Meeting.

Audit Committee

The Audit Committee is responsible for assisting our Board of Directors with oversight of (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; and (4) the performance of our internal accounting function and independent auditors.  Our Audit Committee has the direct authority and responsibility for the appointment, compensation, oversight, and, where appropriate, replacement of the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  We have placed a current copy of the charter of the Audit Committee on our web site located at www.rc2.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting our Board of Directors by (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending guidelines and criteria to the Board of Directors to determine the qualifications of potential directors, (3) making recommendations to the Board of Directors concerning the size and composition of the Board and its committees, (4) recommending to our Board of Directors nominees for the annual meeting of stockholders; (5) developing and recommending to our Board of Directors a set of corporate governance principles applicable to our business; and (6) assisting our Board of Directors in assessing director performance and the effectiveness of our Board of Directors.  We have placed a current copy of the charter of the Nominating and Corporate Governance Committee on our web site located at www.rc2.com.

Compensation Committee

The Compensation Committee (1) reviews and approves the goals and objectives relating to the compensation of our Chief Executive Officer and other executive officers, and determines the compensation of those executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation; (2) reviews and makes recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans; (3) administers RC2’s incentive compensation plans and equity-based plans in accordance with the responsibilities assigned to the Committee under any and all such plans and (4) reviews and makes recommendations to our Board of Directors with respect to the compensation of our outside directors.  The Compensation Committee also administers our 2005 Stock Incentive Plan, Employee Stock Purchase Plan and 2008 Incentive Bonus Plan (the “Incentive Bonus Plan”).  We have placed a current copy of the charter of the Compensation Committee on our web site located at www.rc2.com.

CORPORATE GOVERNANCE MATTERS

We are committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of RC2 and our stockholders.  Our Board of Directors has adopted Corporate Governance Guidelines which can be found on our web site at www.rc2.com.  These guidelines address, among other governance principles, the following:

●	Board composition;

●	Board leadership;

●	Board compensation and performance;

●	Board responsibilities;

●	Management’s responsibilities;

●	Board relationship to senior management;

●	Meeting procedures, and

●	Committee matters.

Director Independence

Our Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market.  Based on this review, the Board of Directors determined that each of the following nominees is independent under the NASDAQ listing standards:

(1)	John S. Bakalar	(5)	Linda A. Huett
(2)	Joan K. Chow	(6)	Michael J. Merriman, Jr.
(3)	Thomas M. Collinger	(7)	Paul E. Purcell
(4)	Robert E. Dods	(8)	John J. Vosicky

Based on such standards, Curtis W. Stoelting and Peter J. Henseler are the only directors who are not independent because Mr. Stoelting is our Chief Executive Officer and Mr. Henseler is our President.

Board Leadership Structure

We currently have different persons serving as our Chief Executive Officer and as Chairman of the Board of Directors.  Robert E. Dods, Chairman of the Board of Directors, has not been employed by RC2 since January 2003, and is an independent director under the applicable standards of the NASDAQ Stock Market.

The Board's Role in Risk Oversight

The role of our Board of Directors in RC2's risk oversight process includes receiving reports from members of our senior management on areas of material risk to RC2, including operational, financial, legal and regulatory, and strategic and reputational risks.  The Board has authorized the Audit Committee to oversee and periodically review RC2's enterprise risk assessment and enterprise risk management policies.

Director Nominations

We have a standing Nominating and Corporate Governance Committee.  Based on the review described under “Corporate Governance Matters – Director Independence,” our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders.  A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the stockholder making the recommendation and the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation.

We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as one of our directors.  Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the anniversary of the date of the Proxy Statement was sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee.  The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills.  Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

●	personal integrity and high ethical character;

●	professional excellence;

●	accountability and responsiveness;

●	absence of conflicts of interest;

●	fresh intellectual perspectives and ideas; and

●	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

We do not have a formal policy for the consideration of diversity by the Nominating and Corporate Governance Committee in identifying nominees for director.  Diversity is one of the factors the Nominating and Corporate Governance Committee may consider, and in this respect diversity may include race, gender, national origin or other characteristics.

The appointment of Joan K. Chow to the Company's Board of Directors effective March 3, 2010, resulted from the engagement by the Nominating and Corporate Governance Committee of a third party search firm to locate candidates to serve on our Board of Directors.  The search firm identified a number of candidates whose qualifications were reviewed by the Nominating and Corporate Governance Committee.  Following this review process, the Nominating and Corporate Governance Committee recommended that the Board appoint Ms. Chow as a director.

Communications Between Stockholders and the Board of Directors

We have placed on our web site located at www.rc2.com a description of the procedures for stockholders to communicate with our Board of Directors, a description of our policy for our directors and nominee directors to attend our annual meeting of stockholders and the number of directors who attended last year’s annual meeting of stockholders.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer.  A copy of the Code of Business Ethics is available on our corporate web site which is located at www.rc2.com.  We also intend to disclose any amendments to, or waivers from, the Code of Business Ethics on our corporate web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of our Board of Directors.  Based on the review described under “Corporate Governance Matters – Director Independence,” our Board of Directors has determined that each member of our Audit Committee is independent as defined in the applicable standards of the NASDAQ Stock Market and the SEC.

The Audit Committee has:

●	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2009, with our management and with our independent auditors;

●
discussed with our independent auditors the matters required to be discussed by SAS 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●
received and discussed with our independent auditors the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence.

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

AUDIT COMMITTEE: John J. Vosicky (Chairman) Michael J. Merriman, Jr. Daniel M. Wright

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent auditors, KPMG LLP, during 2009 and 2008:

Service Type	2009	2008
Audit fees (1)	$708,164	$793,549
Audit-related fees (2)	11,041	13,555
Tax fees (3)	32,141	9,616
All other fees	—	—
Total fees billed	$751,346	$816,720

(1)
Includes fees for professional services rendered in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2008; the audit of effectiveness of our internal control over financial reporting as of December 31, 2009 and December 31, 2008; the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by us with the SEC.

(2)	Consists primarily of fees for the audits of certain international benefit plans.
(3)	Primarily consists of fees for the tax review of certain investments, the preparation of statutory tax returns and other tax assistance in foreign jurisdictions.

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of KPMG LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent auditors.  The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee.  Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting.  The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of our independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Experts

Our Board of Directors has determined that all three of the members of our Audit Committee, John J. Vosicky, Michael J. Merriman, Jr. and Daniel M. Wright, qualify as “audit committee financial experts” as defined by the rules of the SEC based on their work experience and education.

EXECUTIVE OFFICERS

The following table provides information as of the date of this proxy statement about each of our current executive officers who are not nominees for election to our Board of Directors at the Annual Meeting.  The information presented includes information each executive officer has given us about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Peter A. Nicholson	46	Chief Financial Officer of RC2 since November 2008. Secretary of RC2 since February 2009.	President and owner of P. Aristo Nicholson Consulting, Inc., a consulting firm providing various financial reporting consulting services, from January 2005 to November 2008.
Helena Lo	50	Executive Vice President of RC2 and Managing Director of RC2 (H.K.) Limited since April 2005	Managing Director of RC2 (H.K.) Limited from October 2000 to April 2005.
Gregory J. Kilrea	46	Chief Operating Officer of RC2 since April 2007
Chief Operations Officer of RC2 from October 2005 to April 2007.  Senior Vice President-Planning and Corporate Development of RC2 from April 2004 to October 2005.  Chief Financial Officer of HA-LO Industries, Inc., a multi-national distributor of promotional products, from July 1996 to September 2002.  On July 30, 2001, HA-LO Industries, Inc. filed a voluntary petition for relief under the United States Bankruptcy Court for the District of Delaware.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of February 19, 2010, by (1) each director and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.

The following table is based on information supplied to us by the directors, officers and stockholders described above.  We have determined beneficial ownership in accordance with the rules of the SEC.  Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law.  Shares of our Common Stock subject to options and stock appreciation rights that are either currently exercisable or exercisable within 60 days of February 19, 2010, are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder.  However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  The table lists applicable percentage ownership based on 21,386,970 shares outstanding as of February 19, 2010.

Unless otherwise indicated, the address for each person listed below is 1111 West 22nd Street, Oak Brook, Illinois 60523.

Name	Share of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Principal Stockholders:
Wellington Management Company, LLP (1)	2,912,115	13.6%
BlackRock, Inc. (2)	1,842,772	8.6%
Wells Fargo & Company (3)	1,421,801	6.6%
Royce & Associates (4)	1,410,062	6.6%

Directors and Executive Officers:
Robert E. Dods (5)	143,144	*
John S. Bakalar (6)	90,671	*
John J. Vosicky (7)	28,641	*
Curtis W. Stoelting (8)	584,430	2.7%
Paul E. Purcell (9)	57,690	*
Daniel M. Wright (10)	21,887	*
Thomas M. Collinger (11)	16,365	*
Michael J. Merriman, Jr. (12)	14,694	*
Linda A. Huett	12,431	*
Joan K. Chow (13)	-	-
Peter J. Henseler (14)	379,732	1.7%
Peter A. Nicholson (15)	41,926	*
Gregory J. Kilrea (16)	82,420	*
Helena Lo (17)	119,770	*
All directors and executive officers as a group (14 persons) (18)	1,593,801	7.1%

* Denotes less than 1%.

(1)
Wellington Management Company, LLP filed a Schedule 13G dated August 10, 2009, as amended as of February 12, 2010, reporting that as of February 12, 2010, Wellington Management Company beneficially owned 2,912,115 shares of our Common Stock, with shared voting power over 2,241,107 shares and shared investment power over all 2,912,115 shares of our Common Stock.  Wellington Management Company’s address is 75 State Street, Boston, MA 02109.

(2)
BlackRock, Inc. ("BlackRock") filed a Schedule 13G dated January 20, 2010, reporting that as of January 20, 2010, BlackRock beneficially owned 1,842,772 shares of our Common Stock with sole voting power and sole investment power over all such shares of our Common Stock.  BlackRock's address is 40 East 52nd Street, New York, New York 10022.  BlackRock reported that its Schedule 13G filing amended the most recent Schedule 13G filing of Barclays Global Investors, NA and certain of its affiliates with respect to our Common Stock as BlackRock acquired Barclays Global Investors, NA on December 1, 2009.

(3)
Wells Fargo & Company filed a Schedule 13G dated January 28, 2009, as amended as of January 29, 2010, reporting that as of January 29, 2010, it (on behalf of its subsidiaries) beneficially owned 1,421,801 shares of our Common Stock, with sole voting power over 995,554 shares, sole investment power over 1,375,601 shares and shared investment power over 4,700 shares.  Wells Fargo & Company's address is 420 Montgomery Street, San Francisco, California 94104.

(4)
Royce & Associates, LLC filed a Schedule 13G dated February 5, 2004, as amended as of February 2, 2005, as of January 31, 2006, as of January 24, 2007, as of January 30, 2008, as of January 30, 2009, and as of January 26, 2010, reporting that as of January 26, 2010, Royce & Associates beneficially owned 1,410,062 shares of our Common Stock, with sole voting and investment power over all such shares of our Common Stock.  Royce & Associates' address is 745 Fifth Avenue, New York, New York 10151.

(5)
Represents 128,450 shares of our Common Stock held by a trust for which Mr. Dods serves as trustee, 12,779 shares of our Common Stock owned directly by Mr. Dods and 1,915 shares of our Common Stock subject to stock options.

(6)	Includes 39,892 shares of our Common Stock subject to stock options.

(7)	Includes 10,862 shares of our Common Stock subject to stock options.

(8)
Represents (a) 120,317 shares of our Common Stock held by a revocable trust for which Mr. Stoelting serves as trustee, (b) 17,000 shares of our Common Stock held by a revocable trust for which Mr. Stoelting's spouse serves as trustee, (c) 9,000 shares held in three separate trusts for the benefit of Mr. Stoelting's children, (d) 371,149 shares of our Common Stock subject to stock options, (e) 12,115 shares of our Common Stock purchased pursuant to our Employee Stock Purchase Plan and (f) 54,849 shares of our Common Stock subject to stock appreciation rights calculated using the February 19, 2010, closing price of our Common Stock.

(9)	Includes 9,911 shares of our Common Stock subject to stock options.

(10)	Includes 3,108 shares of our Common Stock subject to stock options.

(11)	Includes 3,586 shares of our Common Stock subject to stock options.

(12)	Includes 1,915 shares of our Common Stock subject to stock options.

(13)	Ms. Chow was appointed as a director effective March 3, 2010.

(14)
Includes 3,770 shares of our Common Stock held by a revocable trust for which Mr. Henseler serves as trustee, 299,700 shares of our Common Stock subject to stock options and 54,849 shares of our Common Stock subject to stock appreciation rights calculated using the February 19, 2010, closing price of our Common Stock.

(15)
Includes (a) 12,000 shares of our Common Stock subject to stock options, (b) 1,406 shares of our Common Stock purchased pursuant to our Employee Stock Purchase Plan and (c) 26,020 shares of our Common Stock subject to stock appreciation rights calculated using the February 19, 2010, closing price of our Common Stock.

(16)
Represents 56,400 shares of our Common Stock subject to stock options and 26,020 shares of our Common Stock subject to stock appreciation rights calculated using the February 19, 2010, closing price of our Common Stock.

(17)
Represents 93,750 shares of our Common Stock subject to stock options and 26,020 shares of our Common Stock subject to stock appreciation rights calculated using the February 19, 2010, closing price of our Common Stock.

(18)
Includes (a) 128,450 shares of our Common Stock held by a trust for which Mr. Dods serves as trustee, (b) 13,521 shares of our Common Stock purchased under our Employee Stock Purchase Plan, (c) 120,317 shares of our Common Stock held by a revocable trust for which Mr. Stoelting serves as trustee, (d) 17,000 shares of our Common Stock held by a revocable trust for which Mr. Stoelting's spouse serves as trustee, (e) 9,000 shares held in three separate trusts for the benefit of Mr. Stoelting's children, (f) 3,770 shares of our Common Stock held by a revocable trust for which Mr. Henseler serves as trustee, (g) 904,188 shares of our Common Stock subject to stock options and (h) 187,758 shares of our Common Stock subject to stock appreciation rights calculated using the February 19, 2010, closing price of our Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses our compensation policies and decisions for 2009 and the first part of 2010 prior to the date of this Proxy Statement for the five current executive officers listed below in the Summary Compensation Table.  Throughout this Proxy Statement, we refer to these five persons as our “named executive officers.”

Our Compensation Objectives

The objectives of the Compensation Committee in establishing compensation arrangements for our named executive officers are to:

●	attract and retain key executives who are important to our continued success through competitive compensation arrangements;

●	provide strong financial incentives, at a reasonable cost to our stockholders, for performance that creates value for our stockholders by generating returns in excess of our cost of capital; and

●	link compensation to long-term corporate performance through equity-based awards that reward executives for both gains in our stock price and meeting long-term EBITDA growth goals.

We believe we have designed and implemented a compensation program to achieve those objectives based on the following:

●
Our compensation program is clear and straightforward.  Nearly all of the current compensation to our named executive officers is based on only three components:  base salary, annual cash incentives and long-term equity grants.  We do not currently provide our named executive officers with any supplemental executive retirement plan (SERP) or similar benefits, and our named executive officers receive a modest level of perquisites or other benefits that are not available to all of our employees.  “All Other Compensation” reported in the Summary Compensation Table constituted only 1% of total targeted compensation for our named executive officers in 2009.

●
Each named executive officer receives a base salary which we believe is competitive and fair, but also relatively modest in comparison to potential compensation that is based on our performance.  These base salaries were set at median levels of base salaries derived from a study of a peer group of companies identified by the Compensation Committee’s independent compensation consultant.  See “Peer Group Benchmarking” below for more information.

●
A significant portion of total compensation for our named executive officers is contingent on performance.  Specifically for 2009, over 85% of our Chief Executive Officer's total targeted compensation was performance-based and over 83% of all of our named executive officers’ total targeted compensation was performance-based.  Such performance-based compensation includes both (a) annual cash incentives dependent on our reaching specific company-wide financial performance objectives, primarily rewarding management only after creating value for our stockholders by generating returns in excess our cost of capital and (b) long-term equity compensation for 2009 in the form of stock-settled stock appreciation rights (also referred to as SARs) which vest over several years and result in value to our executives only after appreciation in our stock price has been attained.

●
Our named executive officers’ cash compensation arrangements are weighted towards performance-based annual cash incentives.  Specifically for 2009, 68% of our Chief Executive Officer's total targeted cash compensation was performance-based and 65% of all of our named executive officers’ total targeted cash compensation was performance-based.  Our Incentive Bonus Plan provides for annual payouts based on achieving objective financial criteria, with payouts for 2009 under one component of the plan conditioned on creating value for stockholders by generating returns in excess of our cost of capital and payouts for 2009 under the other component of the plan conditioned on reaching a net sales target.

●	As a result of weighting our named executive officers' cash compensation towards performance-based incentives, our cash compensation arrangements result in total cash compensation below the median level of our peer group when the targeted performance has not been met. In 2007 and 2008, the thresholds for the annual cash incentives were not met, resulting in below median total cash compensation for those years. In 2009, the threshold relating to a portion of our Incentive Bonus Plan was exceeded, resulting in total cash compensation above the median but below the 75th percentile of our peer group.

*Median and 75th percentile total cash compensation are based on the average of the compensation for the Chief Executive Officer and the President/Chief Operating Officer in the 2007 study of our peer group by the Compensation Committee's independent compensation consultant.  See “Peer Group Benchmarking” below for more information regarding our peer group.

Actions taken by the Compensation Committee in 2009

In fulfilling its objectives as described above, the Compensation Committee took the following steps in 2009:

●
The Compensation Committee accepted management’s recommendation to issue stock-settled SARs for the 2009 equity incentive grants rather than stock options as stock-settled SARs are less dilutive to our stockholders upon exercise than stock options.

●
The Compensation Committee granted stock-settled SARs to our named executive officers with grant date fair values between 32.6% and 44.2% of their targeted long-term equity incentive values based on peer group benchmarks.

●
The Compensation Committee determined that we would not pay annual cash incentives to our named executive officers for 2008 performance as the threshold return in excess of our cost of capital was not attained.

●
In light of the challenging economic conditions, the Compensation Committee accepted the named executive officers’ recommendation that their April 1, 2009, contractual base salary increases of 4% (totaling $72,000) be converted into a performance-based cash incentive payable only if Pre-Bonus EBITDA exceeded a threshold amount in 2009.

●
The Compensation Committee engaged Deloitte Consulting LLP ("Deloitte"), an independent compensation consultant, to assist with a review and redesign of our 2005 Stock Incentive Plan and our long-term equity incentive program for our named executive officers.  The results of this review and redesign, among other things:

o
provides that one-third of the long-term equity incentive grant will be performance-based restricted stock units which will be earned only if a three year cumulative EBITDA growth goal is reached, with discretion available to the Compensation Committee to reduce or eliminate the number of restricted stock units earned if return on invested capital is below an acceptable level;

o
provides that the other two-thirds of the long-term equity incentive grant will be SARs that will vest over a period of three years, a portion of which are cash-settled SARs that will not cause any dilution;

o
adopts a guideline beginning in 2010 for an annual burn rate below 3% (see "Approval of Amendment to 2005 Stock Incentive Plan – Why You Should Approve the Amendment – Our Burn Rate Guideline" for more details);

o	adopts a guideline beginning in 2010 for overhang below 15% (see "Approval of Amendment to 2005 Stock Incentive Plan – Why You Should Approve the Amendment – Our Dilution Guideline" for more details);
o
modifies the individual equity award limit, so that any shares of restricted stock or restricted stock units awarded to an individual is counted as 1.5 times the number of shares subject to the award, effectively providing a lower annual limit for awards of restricted stock and restricted stock units than currently allowed in the 2005 Stock Incentive Plan for options and stock appreciation rights;

o
sets a minimum performance period for performance-based restricted stock and restricted stock units of one year and a minimum vesting period for time vesting restricted stock and restricted stock units of three years (provided that the restrictions may lapse in installments during such vesting period);

o
adopts a guideline that no more than 50% of the 980,000 additional shares to be authorized under the proposed amendment to the 2005 Stock Incentive Plan will be awarded as restricted stock or restricted stock units; and

o	establishes stock ownership guidelines for our named executive officers and members of the Board. See “Stock Ownership Guidelines” below.

Impact on 2010 Compensation

Based on the review and redesign of our long-term equity incentive program with Deloitte's assistance, we have proposed an amendment to our 2005 Stock Incentive Plan for approval by our stockholders at the Annual Meeting.  See "Approval of Amendment to 2005 Stock Incentive Plan."  If the amendment is approved by our stockholders, the long-term equity incentive grants in 2010 to our named executive officers of time vesting SARs will be at the median of our previous peer group benchmarking.  Our named executive officers will receive equity compensation at the 75th percentile of our previous peer group benchmarking only upon reaching the three year cumulative EBITDA growth goal for 2010 through 2012 that would result in 100% vesting of the 2010 performance-based restricted stock unit grants.

        For 2010, over 85% of our Chief Executive Officer's total targeted compensation will be performance-based and 83% of all of our named executive officers’ total targeted compensation will be performance-based, of which (a) 48% of our Chief Executive Officer's and 49% of all of our named executive officers' targeted compensation will consist of performance-based annual cash incentives and performance-based restricted stock units, and (b) the other 37% of our Chief Executive Officer's and 34% of all of our named executive officers’ targeted compensation will consist of stock appreciation rights.

Our Compensation Process

Compensation for our named executive officers is evaluated and determined by the Compensation Committee of our Board of Directors.  Our Compensation Committee consists of three independent directors under the applicable standards of the NASDAQ Stock Market.  Linda A. Huett is the Chairperson of our Compensation Committee and the other members of the Compensation Committee are John S. Bakalar and John J. Vosicky.  Additional information regarding our Compensation Committee is disclosed under “Directors Meetings and Committees – Compensation Committee” above.

Many key compensation decisions are made during the first quarter of the year as the Compensation Committee meets to review performance for the prior year under our cash incentive plans, determine awards under our 2005 Stock Incentive Plan and set compensation targets and objectives for the coming year.  However, our Compensation Committee also views compensation as an ongoing process, and meets regularly throughout the year for purposes of planning and evaluation.  The Compensation Committee held four formal meetings during 2009 and two formal meetings in February 2010 to review performance for 2009, and also held numerous other telephonic meetings to discuss a proposed redesign of our 2005 Stock Incentive Plan and our long-term equity incentive program for our named executive officers.  The Compensation Committee regularly holds executive sessions (without management present).

Our management plays a significant role in assisting the Compensation Committee in its oversight and determination of compensation.  Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing business performance targets and objectives, recommending equity compensation grants for non-executive management, and providing financial data on our performance and reports on attainment of performance objectives, together with other information requested by the Compensation Committee.  Our Chief Executive Officer also makes recommendations to the Compensation Committee regarding RC2’s overall compensation policies and plans.  Members of management who were present during Compensation Committee meetings in 2009 and 2010 included the Chief Executive Officer, the Chief Financial Officer, the President and the Chief Operating Officer.  The Compensation Committee makes all final determinations regarding the compensation of the named executive officers without any of the named executive officers being present.

The Compensation Committee’s charter authorizes the Committee to engage any compensation consultants and other advisors as the Committee may deem appropriate, and requires that we provide the Committee with adequate funding to engage any such advisers.  Capital H Group, an independent compensation consultant, was engaged by the Compensation Committee to assist in conducting comprehensive reviews of our compensation programs and plans for our named executive officers in both 2004 and 2007.  Capital H Group’s 2007 review of our compensation policies and programs focused on an analysis of the compensation paid to the top five executive officers of a peer group of 27 companies selected based on similar performance characteristics, including historical financial performance and market capitalization, as compared to RC2.  We refer to these companies as the “peer group” in this Proxy Statement, and list the companies in the peer group under “Peer Group Benchmarking” below.  The results of this review are reflected in the employment agreements with our named executive officers and are reflected in the compensation disclosed in the Summary Compensation Table below.

In 2009, the Compensation Committee engaged Deloitte, whose lead representative for the engagement was formerly with Capital H Group, to assist in the review and redesign of our 2005 Stock Incentive Plan and our long-term equity incentive program for our named executive officers.  Deloitte’s assistance included advice regarding equity compensation trends and practices for similarly-sized companies.  See “Approval of Amendment to 2005 Stock Incentive Plan” below for additional information regarding the proposed changes to our 2005 Stock Incentive Plan.

Peer Group Benchmarking

In 2007, Capital H Group surveyed the executive compensation of 27 companies in a peer group.  These companies had characteristics similar to RC2 such as historical financial performance and market capitalization, which the Compensation Committee believes make them comparable to RC2 for purposes of executive compensation benchmarking.  The 27 companies in the peer group are listed below:

● Amcol International Corp.	● Cash America International Inc.
● Amsurg Corp.	● Cognex Corp.
● Avatar Holdings Inc.	● Comstock Resources Inc.
● Cascade Corp.	● Comtech Telecommunications

● Digital Insight Corporation	● K-V Pharmaceutical Company
● Digitas Inc.	● McGrath Rentcorp.
● DSP Group Inc.	● MKS Instruments Inc.
● Energy Partners Ltd.	● Navigant Consulting Inc.
● FTI Consulting Inc.	● Orthofix International NV
● Genesee & Wyoming Inc.	● Penn Virginia Corp.
● Jackson Hewitt Tax Service	● Petroleum Development Corp.
● Jakks Pacific Inc.	● Premiere Global Services Inc.
● Korn/Ferry International	● Progress Software Corp.
● Kronos Inc.

In setting compensation levels based on the benchmarking, RC2 continued its past practice of setting the same compensation levels for its Chief Executive Officer and President, which were based on the average of the compensation levels for the Chief Executive Officer and the President/Chief Operating Officer of the companies in the peer group.  Similarly, RC2 also set the same compensation levels for the Managing Director of RC2 (H.K.) Limited and the Chief Operating Officer based on the average of the compensation levels for the third and fourth highest paid executive officers of the companies in the peer group.  The compensation level for RC2’s Chief Financial Officer was based on the compensation levels for the Chief Financial Officer of the companies in the peer group.

Components of Executive Compensation

Base Salary.  In determining a named executive officer’s base salary, the Compensation Committee considers the named executive officer’s qualifications and experience, the named executive officer’s responsibilities, the named executive officer’s past performance, the named executive officer’s goals and objectives, and salary levels for comparable positions at peer group companies and other similarly sized companies. The Compensation Committee considers past performance by a named executive officer based on an annual performance review which considers, among other things, organization and strategy, communications, new opportunities, and planning and compliance.

Base salaries for our named executive officers other than Mr. Nicholson have been set at median levels of base salaries derived from a report prepared by the Compensation Committee's independent compensation consultant in 2007 (see "Peer Group Benchmarking" above), while the base salary for Mr. Nicholson was set at slightly below the median level.  These base salaries were reflected in employment agreements entered into with each of our named executive officers on April 1, 2008, other than Mr. Nicholson, who entered into an employment agreement when he was appointed as our Chief Financial Officer on November 5, 2008.

Under the terms of their employment agreements, we are required to review each named executive officer’s base salary annually and increase the base salary on each April 1 by at least the greater of 4% or the most recently published increase in the Consumer Price Index.  In light of the challenging economic conditions, the named executive officers made a recommendation to the Compensation Committee that their April 1, 2009 contractual base salary increases of 4% (totaling $72,000) be converted into a performance-based cash incentive payable only if Pre-Bonus EBITDA exceeded a threshold amount in 2009.  The Compensation Committee agreed with this recommendation and, as a result, base salaries for our named executive officers were not increased at April 1, 2009.  This modification did not impact other terms which are derived from base salary in the named executive officers' employment agreements, including the base salary amount for April 1, 2010.  Our 2009 Pre-Bonus EBITDA exceeded the threshold set for this incentive and, as a result, our named executive officers earned this incentive.

Annual Cash Incentives.  Our named executive officers and other full-time employees are eligible to receive annual cash incentives under our Incentive Bonus Plan.  Our stockholders approved this plan at the 2008 Annual Meeting of Stockholders.  Our Incentive Bonus Plan is administered by our Compensation Committee.

Under our Incentive Bonus Plan, eligible participants, including our named executive officers, are entitled to receive awards based upon the attainment and certification of performance goals established by our Compensation Committee over the applicable performance period.  Our Compensation Committee may provide that attainment of a performance goal shall be measured by adjusting results to eliminate the effects of charges for restructurings, discontinued operations, acquisitions, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes.

No annual cash incentives were paid to our named executive officers for 2007 or 2008 as the company-wide financial targets were not achieved in either of those years.

Attainment of 100% of the 2009 performance goals under our Incentive Bonus Plan would result in payouts to Mr. Stoelting and Mr. Henseler equal to 2.25 times their base salaries, to Ms. Lo and Mr. Kilrea equal to 1.75 times their base salaries and to Mr. Nicholson equal to 1.70 times his base salary.

For 2009, 70% of the named executive officers’ performance goals under our Incentive Bonus Plan were based on achieving targeted levels of Pre-Bonus EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for acquisitions, for non-recurring items and to exclude compensation expense for equity awards), minus our cost of invested capital, which we refer to in this Proxy Statement as “Capital Adjusted EBITDA.”  We needed to achieve Capital Adjusted EBITDA of at least $3,043,000 in order for the named executive officers to receive a payout for 2009, with 100% of the target incentive paid if Capital Adjusted EBITDA was $22,400,000.  Our actual 2009 Capital Adjusted EBITDA was $22,036,000, resulting in total cash incentives earned by our named executive officers of $2,399,082.

The other 30% of the performance goals under the Incentive Bonus Plan were based on achieving targeted levels of net sales.  We needed to achieve 2009 net sales of at least $450 million for the named executive officers to earn a 100% payout.  If 2009 net sales were less than $450 million but greater than $430 million, a portion of this cash incentive would be earned.  Our net sales of $421.1 million for 2009 did not result in our named executive officers earning a cash incentive related to this portion of the Incentive Bonus Plan.

The Compensation Committee has selected performance goals and target cash incentive amounts for 2010 under our Incentive Bonus Plan.  For 2010, 72% of the performance goals under our Incentive Bonus Plan for our named executive officers is based on Capital Adjusted EBITDA and the other 28% of the performance goals is based on net sales.  These incentives for 2010 will generally operate consistently with the incentives for 2009.

Discretionary Bonus.  While we have principally relied on our formula-based cash incentive plans, our named executive officers are eligible to receive discretionary cash bonuses awarded by our Compensation Committee.  These discretionary bonuses allow us to recognize extraordinary performance by our named executive officers and to have the flexibility to maintain competitive compensation when needed.  When determining whether to grant a discretionary bonus to a named executive officer, the Compensation Committee reviews performance for the prior fiscal year and considers specific performance metrics for RC2 for the fiscal year, such as stock performance or financial performance in key areas outside of the performance measures used for formula cash incentives, and other specific achievements during the fiscal year such as completed acquisitions or other significant strategic transactions or initiatives.  No discretionary bonuses were awarded to our named executive officers for 2007, 2008 or 2009.

Long-Term Equity Based Compensation.  We believe that equity compensation is an effective means of aligning the long-term interests of our employees, including our named executive officers, with our stockholders.  Our 2005 Stock Incentive Plan currently authorizes the Compensation Committee to issue stock options, stock appreciation rights and restricted stock.

All of our named executive officers have long-term equity compensation targets set based on peer group benchmarks (See "Peer Group Benchmarking"), with targeted equity compensation value levels at the 75th percentile of the peer group.  In 2009, our named executive officers received long-term equity grants ranging between 32.6% and 44.2% of their long-term equity compensation targets based on peer group benchmarks due to the maximum annual award limit in the 2005 Stock Incentive Plan of 250,000 shares.  Although this maximum annual award limit only affected the grants to Mr. Stoelting and Mr. Henseler, the other named executive officers, Mr. Nicholson, Ms. Lo and Mr. Kilrea, also voluntarily agreed to reduce their grants from their targeted values.

These 2009 long-term equity grants to our named executive officers were made in the form of stock-settled stock appreciation rights on February 25, 2009.  On that date, we made grants of stock-settled stock appreciation rights of 250,000 shares to Mr. Stoelting, 250,000 shares to Mr. Henseler, 118,600 shares to Mr. Nicholson, 118,600 shares to Ms. Lo and 118,600 shares to Mr. Kilrea.  All of these stock appreciation rights have an exercise price of $5.11 per share, a ten-year term and vest 33⅓% per year on the anniversary of the date of grant over the first three years of the term of the stock appreciation right.  These stock appreciation rights will only have value to the named executive officers if our stock price increases after the date of grant.  The stock appreciation rights had a grant date fair value per stock appreciation right of $2.61 as determined pursuant to the Compensation – Stock Compensation Topic of the FASB Accounting Standards Codification.

2009 Stock Appreciation Right Grants

Name	Targeted Value	Grant Date Fair Value (1)
Curtis W. Stoelting	$2,000,000	$652,687
Peter J. Henseler	$2,000,000	$652,687
Peter A. Nicholson	$950,000	$309,635
Helena Lo	$700,000	$309,635
Gregory J. Kilrea	$700,000	$309,635

(1)
The grant date fair value of the stock appreciation rights is determined pursuant to the Compensation – Stock Compensation Topic of the FASB Accounting Standards Codification under the Black-Scholes option-pricing model with the following assumptions:  weighted average expected life:  6 years; weighted average risk-free rate of return:  2.2%; weighted average expected volatility:  52%; and weighted average dividend yield:  none.

On February 23, 2010, the Compensation Committee approved a new equity compensation program for our named executive officers, subject to approval of the amendment to our 2005 Stock Incentive Plan by stockholders at the Annual Meeting.  Under this program, the median targeted value on the previous peer group benchmarking would be issued in the form of stock appreciation rights and the remaining value would be issued in the form of performance-based restricted stock units.  As a result, in 2010, our named executive officers will receive equity compensation targeted at the 75th percentile of our previous peer group benchmarking only upon reaching the three year cumulative EBITDA growth goal for 2010 through 2012 that would result in 100% vesting of the 2010 performance-based restricted stock unit grants.

Pursuant to this new equity compensation program, on February 24, 2010, we made grants of stock-settled stock appreciation rights under our 2005 Stock Incentive Plan of 53,616 shares to Mr. Nicholson, 39,830 shares to Ms. Lo and 39,830 shares to Mr. Kilrea and grants of cash-settled stock appreciation rights under our 2005 Stock Incentive Plan of 16,384 shares to Mr. Nicholson, 12,170 shares to Ms. Lo and 12,170 shares to Mr. Kilrea.  All of these stock appreciation rights have an exercise price of $14.90 per share, a ten-year term and vest 33⅓% per year on the anniversary of the date of grant over the first three years of the term of the stock appreciation right.  These stock appreciation rights will only have value to the named executive officers if our stock price increases after the date of grant.  The stock appreciation rights had a grant date fair value per stock appreciation right of $8.55 as determined pursuant to the Compensation – Stock Compensation Topic of the FASB Accounting Standards Codification.  These grants equal approximately two-thirds of the targeted value to Mr. Nicholson, Ms. Lo and Mr. Kilrea.

After these grants of stock appreciation rights made on February 24, 2010, sufficient shares were not available under the 2005 Stock Incentive Plan to make full grants of stock-settled stock appreciation rights to Mr. Stoelting or Mr. Henseler equal to the median targeted values based on the peer group benchmarking.  These stock appreciation rights will be issued after the vote on the proposed amendment to the 2005 Stock Incentive Plan at the Annual Meeting.  If the proposed amendment is approved, such grant will consist of stock-settled stock appreciation rights for 113,362 shares each to Mr. Stoelting and Mr. Henseler and cash-settled stock appreciation rights for 34,638 shares each to Mr. Stoelting and Mr. Henseler.  These stock appreciation rights will vest 33 1/3% per year on each of February 24, 2011, 2012 and 2013, and will have an exercise price equal to the closing price of our Common Stock on the date of grant, which is expected to be on the date of the Annual Meeting.  Based on the fair value as of February 24, 2010, these grants will equal approximately two-thirds of the targeted value to Mr. Stoelting and Mr. Henseler.

On February 24, 2010, we also granted performance-based restricted stock units equal to approximately one-third of the targeted value to our named executive officers.  These grants are contingent on approval of the proposed amendment to the 2005 Stock Incentive Plan by our stockholders at the Annual Meeting.  If stockholders do not approve the amendment to the 2005 Stock Incentive Plan at the Annual Meeting, these restricted stock units will automatically terminate.

The following table sets forth the maximum number of performance-based restricted stock units which may be earned under the awards and the grant date dollar value of the maximum number of restricted stock units which may be earned under the awards to our named executive officers under the 2005 Stock Incentive Plan.

2010 Performance-Based Restricted Stock Unit Grants

Name	Maximum Performance-Based Restricted Stock Units	Grant Date Dollar Value of Maximum Restricted Stock Units (1)
Curtis W. Stoelting	44,000	$655,600
Peter J. Henseler	44,000	$655,600
Peter A. Nicholson	21,000	$312,900
Helena Lo	15,500	$230,950
Gregory J. Kilrea	15,500	$230,950

(1)	The grant date dollar value of the maximum restricted stock units is calculated based on $14.90 per share, the closing price of our Common Stock on February 24, 2010.

     The named executive officers will only earn these restricted stock units if performance goals are achieved by RC2.  The performance goals require compounded annual growth in RC2's EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for acquisitions, for non-recurring items and to exclude compensation expense for equity awards) over a three year period ending December 31, 2012, to exceed a minimum threshold of at least 3% with the full grant earned if compounded annual growth is equal to or greater than 8%.  Growth is measured from a base level of EBITDA for 2009.  If the minimum threshold is not achieved, the named executive officers will not earn any of the restricted stock units.  If the minimum threshold amount of cumulative three-year EBITDA for this period is achieved, then 37.5% of the restricted stock units in the table above are earned.  If cumulative three-year EBITDA exceeds the minimum threshold, additional restricted stock units will be earned above 37.5% on a pro-rata basis up to the maximum number of restricted stock units shown in the table above.

Regardless of the level of EBITDA achieved, the Compensation Committee has the discretion to reduce the restricted stock units earned if RC2's pre-tax return on invested capital does not meet an acceptable level during the three year period ending December 31, 2012.  For this purpose, pre-tax return on invested capital will equal average EBITDA over the three years ending December 31, 2012, divided by average total invested assets as of December 31, 2009, 2010, 2011 and 2012.

Each restricted stock unit earned will entitle a named executive officer to receive one share of Common Stock in 2013, subject to the right of the named executive officers to defer receipt of all or a portion of the shares earned for a period of up to ten years.

The following table illustrates the calculation of our estimated burn rate for awards expected to be granted in 2010.

Estimated 2010 Burn Rate Calculation

Type of Award	Shares
Stock-Settled SARs	360,000	(1)
Director RSU Grant	40,268	(2)
Maximum Performance-Based Restricted Stock Units	140,000	(3)
Total	540,268
Shares Outstanding	21,433,224	(4)
Burn Rate	2.5%

(1)
Represents stock-settled SARs granted to employees, including Mr. Nicholson, Ms. Lo and Mr. Kilrea, on February 24, 2010 and stock-settled SARs which will be granted to Mr. Stoelting and Mr. Henseler if the proposed amendment to the 2005 Stock Incentive Plan is adopted.

(2)
Each outside director is expected to receive a grant of restricted stock units after the Annual Meeting equal to $75,000 divided by the closing price of our Common Stock on the date of the Annual Meeting.  For purposes of this table, the closing price on February 24, 2010, $14.90 per share, has been used to estimate the number of restricted stock units to be issued to the outside directors after the Annual Meeting.

(3)
Represents the maximum number of shares that may be earned pursuant to performance-based restricted stock units granted to the named executive officers on February 24, 2010.  These grants are contingent upon approval of the proposed amendment to the 2005 Stock Incentive Plan by our stockholders at the Annual Meeting.

(4)
Represents the number of shares of our Common Stock outstanding as of March 11, 2010.  Actual annual burn rate calculations will be made based on the weighted average number of shares outstanding during the year.

Perquisites and Other Compensation.  Our named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health, dental, disability, life insurance and 401(k) plans.  In addition, each of Mr. Stoelting, Mr. Henseler, Mr. Nicholson, Ms. Lo and Mr. Kilrea receives an auto allowance of $750 per month in connection with the lease or ownership of an automobile and at least $2,000,000 of life insurance coverage and disability coverage up to 75% of base salary, provided that we are not required to pay premiums in excess of $20,000 in any year for such insurance coverage for any single named executive officer.  Additionally, Ms. Lo was provided a company-paid country club membership.  These benefits are included in the Summary Compensation Table in the “All Other Compensation” column.

Stock Ownership Guidelines

In 2010, we adopted stock ownership guidelines to reinforce the importance of stock ownership for our executive officers and directors.  These guidelines are intended to further align the long-term interests of our executive officers and directors with the interests of our stockholders, and to further focus our executive officers and directors on the long-term success of RC2.  Compliance with the stock ownership guidelines will be measured on December 31 of each year.  The minimum ownership under the guidelines will be as follows:

Position	Ownership Guidelines
Chief Executive Officer	3 times three year average base salary
Other Executive Officers	2 times three year average base salary
Outside Directors	2 times three year average cash retainer

For purposes of the guidelines, shares will be valued at the greater of (1) the average closing price of our Common Stock over the 200 trading days preceding the applicable compliance date or (2) the cost to acquire the shares.  Stock options and stock appreciation rights (whether or not vested) will be counted towards the minimum ownership based on the excess of the exercise price over the average closing price of our Common Stock over the 200 trading days preceding the applicable compliance date.  Shares subject to vested restricted stock units, including performance-based restricted stock units earned through the required performance, will also count towards the minimum ownership under the guidelines.  If executive officers or directors are not in compliance with these ownership guidelines within four years of their appointment or the effectiveness of this guideline, they may not receive future long-term incentive awards during any such period of non-compliance.

Change of Control and Severance Benefits

As noted above, we have entered into an employment agreement effective April 1, 2008, with each of our named executive officers, other than Mr. Nicholson.  We entered into an employment agreement with Mr. Nicholson effective November 5, 2008.  These employment agreements set forth the terms and conditions for employment of the named executive officers, and include severance benefits, change in control benefits, and noncompetition and confidentiality covenants restricting the executive’s activities both during and for a period of time after employment.  These employment agreements are summarized in more detail under “Employment Agreements” and “Post-Employment Compensation.”

These employment agreements with our named executive officers provide for continuation of salary, a payment based on prior cash incentive awards or target cash incentive amounts and medical, dental and health coverage benefits for a period after termination of employment by us other than for cause (as defined in the employment agreements) or by the named executive officer for good reason (as defined in the employment agreements), or if we fail to renew the employment agreement at the end of its term other than for cause.  If such a termination of employment occurs after the occurrence of or in contemplation of a change of control (as defined in the employment agreements), the named executive officer will receive increased benefits.  The terms of these arrangements and the amount of benefits available to the named executive officers are described below under “Post-Employment Compensation.”

These employment agreements with our named executive officers also provide for the automatic vesting of all share-based grants held by these named executive officers upon the occurrence of a change of control (as well as upon death or disability).  The performance-based restricted stock units granted to our named executive officers in 2010 will automatically be earned in full upon a change of control.  Under our 2005 Stock Incentive Plan, the Board of Directors or the Compensation Committee has the discretion to accelerate the vesting of other stock options held by other option recipients upon a change of control, but is not required to do so.  In addition, the named executive officer has up to twelve months after termination other than by us for cause to exercise any vested stock options or stock appreciation rights previously granted to the named executive officer.

We believe that these severance benefits are important as a recruiting and retention device and represent reasonable consideration in exchange for the noncompetition, confidentiality and other restrictions applicable to the named executive officers under the employment agreements.  Although the Compensation Committee did not review severance data in the compensation surveys used to benchmark other components of executive compensation, the severance benefits of our named executive officers were set at a level that the members of the Compensation Committee believed, based on their experience and industry knowledge, is competitive to support our objective of retention.  In addition, the provision of ordinary severance equal to two years of continued base salary relates to the two year non-competition period in the employment agreements with our named executive officers.  The Compensation Committee also believes that enhanced severance benefits are needed in connection with a change of control to provide a competitive level of compensation and to address the greater level of uncertainty to the named executive officers in connection with a potential change of control.  The severance benefits did not influence the Compensation Committee’s decision regarding other compensation elements, which were set based on the compensation surveys as described above under “Peer Group Benchmarking.”

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the three other most highly compensated executive officers other than the chief financial officer.  Through the end of 2009, we do not believe that any of the compensation paid to our executive officers exceeded the limit on deductibility in Section 162(m).  Our Incentive Bonus Plan and our 2005 Stock Incentive Plan are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code.  As a result, we believe that awards under the Incentive Bonus Plan and the 2005 Stock Incentive Plan will satisfy the requirements for “performance-based compensation” under Section 162(m) and, accordingly, do not count against the $1,000,000 limit and are deductible by us.  Other compensation paid or imputed to individual executive officers covered by Section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause non-performance-based compensation to exceed the $1,000,000 limit, and would then not be deductible by us to the extent in excess of the $1,000,000 limit.  Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Timing of Equity Compensation Grants

We have consistently applied the practice of making all option and stock appreciation right grants to employees (other than inducement grants to new employees) annually on the date of the quarterly meeting of the Board of Directors held in February or March of each year, after we announce earnings for the prior year.  As described above, all five of our current executive officers, Mr. Stoelting, Mr. Henseler, Mr. Nicholson, Ms. Lo and Mr. Kilrea, have employment agreements that provide for annual share-based grants, which must be made on the earlier of (1) the quarterly meeting of the Board of Directors held in February of the applicable year, or (2) February 28th of the applicable year.  As noted above in "Long-Term Equity Based Compensation," sufficient shares were not available under the 2005 Stock Incentive Plan to make full grants of stock appreciation rights to Mr. Stoelting or Mr. Henseler at the Board of Directors meeting held in February 2010.  These stock appreciation rights will be issued after the vote on the proposed amendment to the 2005 Stock Incentive Plan at the Annual Meeting.  The grant date (other than for inducement grants to new employees) is always the date of approval of the grant by our Board of Directors or the Compensation Committee, as applicable, and the grant date for inducement grants to employees is the first date of employment.  The exercise price is the closing price of shares of our Common Stock on the NASDAQ Stock Market on the grant date.

Under amendments to our Outside Director Compensation Plan effective January 1, 2007, our outside directors receive annual grants of restricted stock after the election of directors at the Annual Meeting of Stockholders.  See “Director Compensation” for more information.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management and, based on such review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Linda A. Huett (Chairperson) John S. Bakalar John J. Vosicky

Summary Compensation Table

The following table provides information for 2009, 2008 and 2007, concerning the compensation paid by us to the person who served as our principal executive officer in 2009, the person who served as our principal financial officer in 2009, and our three other most highly compensated executive officers based on their total compensation in 2009.  We refer to these five executive officers as our “named executive officers” in this Proxy Statement.

Name and Principal Position	Year	Salary		Option and SAR Awards (Note 1)		Non-Equity Incentive Plan Compensation (Note 2)		All Other Compensation (Note 3)		Total
Curtis W. Stoelting, Chief Executive Officer	2009 2008 2007	$ $ $	450,000 443,269 425,000	$ $ $	652,687 1,354,169 1,098,319	$ $ $	695,565 - -	$ $ $	33,114 76,769 89,455	$ $ $	1,831,366 1,874,207 1,612,774
Peter J. Henseler President	2009 2008 2007	$ $ $	450,000 443,269 425,000	$ $ $	652,687 1,354,169 1,098,319	$ $ $	695,565 - -	$ $ $	31,788 37,603 35,634	$ $ $	1,830,040 1,835,041 1,558,953
Peter A. Nicholson Chief Financial Officer (4)	2009 2008	$ $	300,000 108,361	$ $	309,635 357,389	$ $	353,292 -	$ $	28,684 1,246	$ $	991,611 466,996
Helena Lo, Executive Vice President and Managing Director of RC2 (H.K.) Limited	2009 2008 2007	$ $ $	300,000 295,320 230,000	$ $ $	309,635 473,486 439,328	$ $ $	363,330 - -	$ $ $	50,803 48,512 44,296	$ $ $	1,023,768 817,318 713,624
Gregory J. Kilrea, Chief Operating Officer	2009 2008 2007	$ $ $	300,000 278,462 217,308	$ $ $	309,635 473,486 439,328	$ $ $	363,330 - -	$ $ $	29,121 33,746 30,414	$ $ $	1,002,086 785,694 687,050

Explanatory Notes for Summary Compensation Table:

(1)	The amounts in this column reflect the dollar amount of long-term equity based compensation awards pursuant to our 2005 Stock Incentive Plan in the years indicated in the table. These amounts equal the grant date fair value, computed in accordance with the Compensation – Stock Compensation Topic of the FASB Accounting Standards Codification, of stock option and stock appreciation right awards. Assumptions used in the calculation of the grant date fair value are included in Note 12 to our audited consolidated financial statements, included in our Annual Report Form 10-K filed with the SEC on March 1, 2010.

(2)
This column discloses the dollar value of annual cash incentives earned by the named executive officers under our Incentive Bonus Plan and includes the 2009 contractual base salary increases of 4% which were converted into performance-based cash incentives.  See “Compensation Discussion and Analysis.”

(3)
The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, the cost of premiums paid by us for term life insurance and disability insurance under which the named executive officer is a beneficiary, perquisites consisting of an automobile allowance and in the case of Mr. Stoelting, personal plane usage, and in the case of Ms. Lo, a country club membership.  For the calculation of the incremental cost of the personal use of the company airplane, we calculate a per hour amount for variable costs such as fuel, landing and parking fees and expenses for the flight crew, and then multiply that per hour cost by the number of hours of personal use by Mr. Stoelting.

Name	Year	401(k) Match (a)	Life and Disability Insurance	Perquisites	Total "All Other Compensation"

Curtis W. Stoelting	2009 2008 2007	$ 9,800 $16,100 $15,750	$14,314 $14,190 $14,505	$ 9,000 $46,479 $59,200	$33,114 $76,769 $89,455
Peter J. Henseler	2009 2008 2007	$ 9,800 $16,100 $15,750	$12,988 $12,988 $12,684	$ 9,000 $ 8,515 $ 7,200	$31,788 $37,603 $35,634
Peter A. Nicholson	2009 2008	$ 9,800 $ -	$ 9,884 $ -	$ 9,000 $ 1,246	$28,684 $ 1,246
Helena Lo	2009 2008 2007	$15,000 $14,125 $11,500	$19,001 $18,376 $17,186	$16,802 $16,011 $15,610	$50,803 $48,512 $44,296
Gregory J. Kilrea	2009 2008 2007	$ 9,800 $16,100 $15,750	$10,321 $ 9,131 $ 7,464	$ 9,000 $ 8,515 $ 7,200	$29,121 $33,746 $30,414

(a)	For Ms. Lo, the amount is a company contribution to a statutory pension plan under Hong Kong law.

(4)
Effective November 5, 2008, Mr. Nicholson was appointed as our Chief Financial Officer.  Mr. Nicholson’s salary includes $70,284 paid to Mr. Nicholson’s consulting firm during 2008 prior to his appointment as our Chief Financial Officer.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards						All Other Option/SAR Awards: Number of Securities Underlying	Exercise or Base Price of SAR Awards	Grant Date Fair Value of SAR
Name	Grant Date	Threshold		Target		Maximum		SARs (3)	($/Sh)	Awards (4)
Curtis W. Stoelting	2/25/09	–		–		–		250,000	$5.11	$652,687
	–	$0	(1)	$1,012,500	(1)	$2,500,000	(1)	–	–	–
	–	$0	(2)	$18,000	(2)	$18,000	(2)	–	–	–
Peter J. Henseler	2/25/09	–		–		–		250,000	$5.11	$652,687
	–	$0	(1)	$1,012,500	(1)	$2,500,000	(1)	–	–	–
	–	$0	(2)	$18,000	(2)	$18,000	(2)	–	–	–
Peter A. Nicholson	2/25/09	–		–		–		118,600	$5.11	$309,635
	–	$0	(1)	$510,000	(1)	$1,259,259	(1)	–	–	–
	–	$0	(2)	$12,000	(2)	$12,000	(2)	–	–	–
Helena Lo	2/25/09	–		–		–		118,600	$5.11	$309,635
	–	$0	(1)	$525,000	(1)	$1,296,296	(1)	–	–	–
	–	$0	(2)	$12,000	(2)	$12,000	(2)	–	–	–
Gregory J. Kilrea	2/25/09	–		–		–		118,600	$5.11	$309,635
	–	$0	(1)	$525,000	(1)	$1,296,296	(1)	–	–	–
	–	$0	(2)	$12,000	(2)	$12,000	(2)	–	–	–

(1)
These amounts show the range of payouts targeted for 2009 performance under our Incentive Bonus Plan as described in “Compensation Discussion and Analysis.”  The Incentive Bonus Plan entitles participants to earn a percentage (which varies by participant and is dependent upon the applicable participant’s position and responsibility) of a cash incentive pool amount.  The cash incentive for each executive officer is based on the amount by which Capital Adjusted EBITDA exceeds threshold Capital Adjusted EBITDA and our net sales targets are achieved.

(2)
These amounts show the range of payouts targeted for the 2009 contractual base salary increases of 4% which were converted into performance based cash incentives payable only if Pre-Bonus EBITDA exceeded a threshold amount in 2009.

(3)	Each stock appreciation right vests pro rata over a three-year period on each of February 25, 2010, February 25, 2011 and February 25, 2012.

(4)
The value of the award is based upon the grant date fair value of the 2009 awards determined pursuant to the Compensation – Stock Compensation Topic of the FASB Accounting Standards Codification.  Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule.  See Note 12 to our consolidated financial statements filed with the SEC on March 1, 2010, as part of our Annual Report on Form 10-K for the assumptions we relied on in determining the value of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unexercised options and stock appreciation rights held by our named executive officers at December 31, 2009.

	Option/SAR Awards
Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise price	Option/SAR Expiration Date
Curtis W. Stoelting	71,449	–	$1.5625	08/31/10	(1)
	75,000	–	$7.94	10/30/11	(2)
	35,000	–	$13.39	02/25/13	(3)
	40,000	–	$24.78	02/24/14	(4)
	42,000	10,500	$31.27	03/01/15	(5)
	30,000	20,000	$35.72	02/21/16	(6)
	28,600	114,400	$20.23	03/04/18	(7)
	–	250,000	$5.11	02/25/19	(8)
Peter J. Henseler	75,000	–	$7.94	10/30/11	(2)
	35,000	–	$13.39	02/25/13	(3)
	40,000	–	$24.78	02/24/14	(4)
	42,000	10,500	$31.27	03/01/15	(5)
	30,000	20,000	$35.72	02/21/16	(6)
	28,600	114,400	$20.23	03/04/18	(7)
	–	250,000	$5.11	02/25/19	(8)
Peter A. Nicholson	12,000	48,000	$12.45	11/05/18	(9)
	–	118,600	$5.11	02/25/19	(8)
Helena Lo	24,750	–	$24.78	02/24/14	(4)
	16,800	4,200	$31.27	03/01/15	(5)
	12,000	8,000	$35.72	02/21/16	(6)
	8,000	12,000	$39.09	02/21/17	(10)
	10,000	40,000	$20.23	03/04/18	(7)
	–	118,600	$5.11	02/25/19	(8)
Gregory J. Kilrea	6,000	–	$29.02	04/26/14	(11)
	4,800	1,600	$31.27	03/01/15	(5)
	9,000	6,000	$35.72	02/21/16	(6)
	8,000	12,000	$39.09	02/21/17	(10)
	10,000	40,000	$20.23	03/04/18	(7)
	–	118,600	$5.11	02/25/19	(8)

(1)	The common stock option vested pro rata over a five-year period on each of August 31, 2001, August 31, 2002, August 31, 2003, August 31, 2004 and August 31, 2005.

(2)	The common stock option vested pro rata over a five-year period on each of October 30, 2002, October 30, 2003, October 30, 2004, October 30, 2005 and October 30, 2006.

(3)	The common stock option vested pro rata over a five-year period on each of February 25, 2004, February 25, 2005, February 25, 2006, February 25, 2007 and February 25, 2008.

(4)	The common stock option vested pro rata over a five-year period on each of February 24, 2005, February 24, 2006, February 24, 2007, February 24, 2008 and February 24, 2009.

(5)	The common stock option vests pro rata over a five-year period on each of March 1, 2006, March 1, 2007, March 1, 2008, March 1, 2009 and March 1, 2010.

(6)	The common stock option vests pro rata over a five-year period on each of February 21, 2007, February 21, 2008, February 21, 2009, February 21, 2010 and February 21, 2011.

(7)	The common stock option vests pro rata over a five-year period on each of March 4, 2009, March 4, 2010, March 4, 2011, March 4, 2012 and March 4, 2013.

(8)	The stock-settled stock appreciation right vests pro rata over a three-year period on each of February 25, 2010, February 25, 2011 and February 25, 2012.

(9)	The common stock option vests pro rata over a five-year period on each November 5, 2009, November 5, 2010, November 5, 2011, November 5, 2012 and November 5, 2013.

(10)	The common stock option vests pro rata over a five-year period on each of February 21, 2008, February 21, 2009, February 21, 2010, February 21, 2011 and February 21, 2012.

(11)	The common stock option vests pro rata over a five-year period on each of April 26, 2005, April 26, 2006, April 26, 2007, April 26, 2008 and April 26, 2009.

Option Exercises

The following table provides information regarding the options exercised by our named executive officers during 2009.  No stock appreciation rights were exercised during 2009.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Curtis W. Stoelting	–	$ –
Peter J. Henseler	20,000	$164,426
Peter A. Nicholson	–	$ –
Helena Lo	–	$ –
Gregory J. Kilrea	–	$ –

(1)	Value realized equals the market price of our Common Stock at the time of exercise, minus the exercise price multiplied by the number of shares acquired on exercise.

Employment Agreements

Effective April 1, 2008, we entered into employment agreements with each of Curtis W. Stoelting, Peter J. Henseler, Helena Lo and Gregory J. Kilrea, and effective November 5, 2008, we entered into an employment agreement with Peter A. Nicholson.  Each of these employment agreements expire on March 31, 2011, unless earlier terminated in accordance with its terms.  The terms of these employment agreements generally include the following:

●
Mr. Stoelting received an annual base salary of at least $450,000, Mr. Henseler received an annual base salary of at least $450,000, Mr. Nicholson received an annual base salary of at least $300,000, Ms. Lo received an annual base salary of at least $300,000 and Mr. Kilrea received an annual base salary of at least $300,000.  We are required to review each named executive officer’s base salary annually and increase the base salary on each April 1 by at least the greater of 4% or the most recently published increase in the Consumer Price Index;

●
in light of the challenging economic conditions, the named executive officers' April 1, 2009 contractual base salary increases of 4% (totaling $72,000) were converted into a performance-based cash incentive payable only if Pre-Bonus EBITDA exceeded a threshold amount in 2009. This modification did not impact other terms which are derived from base salary in the named executive officers' employment agreements, including the base salary amount for April 1, 2010;

●	each of these named executive officers is entitled to participate in our cash incentive plans, stock incentive plans and employee stock purchase plan;

●
each of these named executive officers is entitled to participate in our Incentive Bonus Plan which provides for target annual cash incentives based upon a multiple of the named executive officer’s base salary;

●	each of the named executive officers is entitled to share-based grants having a targeted value determined in accordance with U.S. generally accepted accounting principles;

●
each of these named executive officers receives an auto allowance of $750 per month and each is eligible to participate in any medical, health, dental, disability and life insurance policy that we maintain for the benefit of our other senior management;

●
each of these named executive officers also receives at our expense at least $2.0 million of life insurance coverage and disability insurance coverage up to 75% of the named executive officer’s base salary, provided that we will not be required to pay premiums in excess of $20,000 in any year for this insurance coverage for any single named executive officer;

●
in the event the named executive officer’s employment is terminated by RC2 without cause (as defined in the employment agreements) or by the named executive officer for good reason (as defined in the employment agreements), including a failure by us to renew the employment agreement after the expected completion date of the employment agreement other than for cause, the named executive officer is entitled to continuation of the named executive officer’s then effective base salary (which for purposes of this clause after April 1, 2009 through March 31, 2010 is based on an amount as if the 4% base salary increase had been made on April 1, 2009) for two years following the date of termination of employment and a lump sum payment equal to 50% of the target annual cash incentive or, if after or in anticipation of a change of control, the named executive officer is entitled to a lump sum payment of three years of base salary (which for purposes of this clause after April 1, 2009 through March 31, 2010 is based on an amount as if the 4% base salary increase had been made on April 1, 2009) and a payment equal to the greater of 200% of the average annual payments under our cash incentive plans over the preceding three years or 100% of his or her current year target annual cash incentive amount;

●
to the extent necessary to comply with Internal Revenue Code Section 409A, in the event the named executive officer’s employment is terminated by RC2 without cause (as defined in the employment agreements) or by the named executive officer for good reason (as defined in the employment agreements), RC2 will make a lump sum payment after the six month anniversary of the date of termination of employment equal to the severance benefits (other than certain fringe benefits) that would have otherwise been payable prior to such date plus interest thereon at the prime rate and thereafter continue payment of severance benefits until fully paid under the terms of the employment agreement, provided that, if such termination of employment relates to a change of control (as defined in the employment agreements), such severance benefits will be paid by RC2 in a lump sum into a rabbi trust for the benefit of the named executive officer upon termination of employment and will not be released from the rabbi trust until after the six month anniversary of the date of termination of employment;

●
in the event the named executive officer’s employment is terminated by the named executive officer without good reason (as defined in the employment agreements), we are obligated to pay the named executive officer his or her actual current year cash incentive earned, as determined at year end and prorated by the number of months employed in the year of termination;

●	the named executive officer has up to twelve months after termination other than by us for cause to exercise any vested share-based grants previously granted to the named executive officer;

●	all outstanding share-based grants vest upon death or disability as well as upon a change of control of RC2; and

●
each of these named executive officers agreed not to compete with us during employment and for a period of two years following termination of employment (six months if employment is terminated by us after a change of control or if the employment agreement is not renewed by us after the expected completion date of the employment agreement) and agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for five years thereafter.

Post-Employment Compensation

Pension Benefits and 401(k) Plan

We do not currently provide any pension benefits to any of our named executive officers.  Our U.S.-based named executive officers are eligible to participate in our 401(k) plan on the same terms as our other U.S.-based employees.  During the 2009 plan year, we contributed to each participant a matching contribution equal to 100% on the first 3% of an employee’s annual wages and 50.0% on the next 2% of an employee’s annual wages, which is subject to IRS limitations.  All of our named executive officers participated in our 401(k) plan during 2009, and received matching contributions, other than Ms. Lo, for whom we made contributions to a statutory pension plan under Hong Kong law.

Nonqualified Deferred Compensation

We do not currently provide any nonqualified deferred compensation or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with each of Curtis W. Stoelting, Peter J. Henseler, Peter A. Nicholson, Helena Lo and Gregory J. Kilrea that provide for severance benefits, including increased benefits following a change of control (as defined in the employment agreements).

The employment agreements in effect at the end of 2009 with our named executive officers provide that if the named executive officer’s employment is terminated by us without cause (as defined in the employment agreements) or by the named executive officer for good reason (as defined in the employment agreements), including a failure by us to renew the employment agreement after the expected completion date of the employment agreement other than for cause, the named executive officer will be entitled to continuation of the named executive officer’s then effective base salary (which for purposes of this clause after April 1, 2009 through March 31, 2010 is based on an amount as if the 4% base salary increase had been made) for two years following the date of termination of employment, a lump sum payment equal to 50% of the target annual cash incentive and continuation of medical, dental and health coverage for a period of three years after termination of employment.  If the named executive officer’s employment is terminated at any time after or in contemplation of a change of control of RC2, the named executive officer will be entitled to a lump sum payment of three years of base salary (which for purposes of this clause after April 1, 2009 through March 31, 2010 is based on an amount as if the 4% base salary increase had been made) and a payment equal to the greater of 200% of the average annual payments under our cash incentive plans over the preceding three years or 100% of his or her current year target annual cash incentive amount.  The employment agreements also provide that all outstanding equity awards held by the named executive officers will immediately vest upon a change of control of RC2.

However, to the extent necessary to comply with Internal Revenue Code Section 409A, in the event the named executive officer’s employment is terminated by RC2 without cause (as defined in the employment agreements) or by the named executive officer for good reason (as defined in the employment agreements), RC2 will make a lump sum payment after the six month anniversary of the date of termination of employment equal to the severance benefits (other than certain fringe benefits) that would have otherwise been payable prior to such date plus interest thereon at the prime rate and thereafter continue payment of severance benefits until fully paid under the terms of the employment agreement.

The following table sets forth the compensation that Mr. Stoelting, Mr. Henseler, Mr. Nicholson, Ms. Lo and Mr. Kilrea would have been eligible to receive if the applicable named executive officer’s employment had been terminated as of December 31, 2009, under circumstances requiring payment of severance benefits as described above other than after or in contemplation of a change of control.

Potential Severance Under Employment Agreements
Name	Salary	Cash Incentive	Benefits (1)	Total
Curtis W. Stoelting	$936,000	$506,250	$109,654	$1,551,904
Peter J. Henseler	$936,000	$506,250	$105,976	$1,548,226
Peter A. Nicholson	$624,000	$255,000	$ 96,364	$ 975,364
Helena Lo	$624,000	$262,500	$ 69,876	$ 956,376
Gregory J. Kilrea	$624,000	$262,500	$ 97,675	$ 984,175

(1)           The benefits consist of expenses for the continuation of medical, dental, health, life and disability coverage for a three year period.

The following table sets forth the compensation that Mr. Stoelting, Mr. Henseler, Mr. Nicholson, Ms. Lo and Mr. Kilrea would have been eligible to receive if the applicable named executive officer’s employment had been terminated as of December 31, 2009, under circumstances requiring payment of severance benefits as described above for a termination after or in contemplation of a change of control.

Potential Severance Under Employment Agreements For a Termination After a Change of Control
Name	Salary	Cash Incentive	Benefits (1)	Total
Curtis W. Stoelting	$1,404,000	$1,012,500	$109,654	$2,526,154
Peter J. Henseler	$1,404,000	$1,012,500	$105,976	$2,522,476
Peter A. Nicholson	$ 936,000	$ 510,000	$ 96,364	$1,542,364
Helena Lo	$ 936,000	$ 525,000	$ 69,876	$1,530,876
Gregory J. Kilrea	$ 936,000	$ 525,000	$ 97,675	$1,558,675

(1)	The benefits consist of expenses for the continuation of medical, dental, health, life and disability coverage for a three year period.

As described above, the employment agreements with Mr. Stoelting, Mr. Henseler, Mr. Nicholson, Ms. Lo and Mr. Kilrea also provide for immediate vesting of all outstanding share-based grants upon a change of control of RC2.  The following table sets forth the unvested share-based grants of these named executive officers as of December 31, 2009, that would become vested in the event of a change of control.

Name	Number of Shares Underlying Unvested Options/SARs	Unrealized Value of Unvested Options/SARs (1)
Curtis W. Stoelting	394,900	$2,410,000
Peter J. Henseler	394,900	$2,410,000
Peter A. Nicholson	166,600	$1,253,704
Helena Lo	182,800	$1,143,304
Gregory J. Kilrea	178,200	$1,143,304

(1)
Unrealized value equals the closing market value of our Common Stock as of December 31, 2009, minus the exercise price, multiplied by the number of unvested shares of our Common Stock as of such date.  The closing market value of our Common Stock on December 31, 2009, was $14.75.  Options and stock appreciation rights that have an exercise price in excess of the closing market value of our Common Stock on December 31, 2009, are deemed to have no value for this purpose.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors.  Effective April 15, 2005, our Board of Directors approved an Outside Director Compensation Plan that provides compensation to directors who are not officers or employees of RC2 or its subsidiaries (“outside directors”).  Directors who are not outside directors receive no additional compensation for services as members of the Board or any of its committees.  All of our directors in 2009 were outside directors other than Curtis W. Stoelting and Peter J. Henseler.

Outside Director Compensation Plan

In February 2007, our Board of Directors, based upon the recommendation of the Compensation Committee, approved amendments to our Outside Director Compensation Plan.  These amendments to the Outside Director Compensation Plan were effective as of January 1, 2007.

In accordance with the consideration of amendments to the Outside Director Compensation Plan, the Committee engaged Capital H Group, an independent compensation consultant, to review RC2’s director compensation.  The Board of Directors and the Compensation Committee discussed the results and recommendations of this review at meetings held in 2007.  As part of its analysis, the independent compensation consultant reviewed a published survey of director compensation based on revenue size and broad industry categories and prepared a focused peer group survey including public companies (other than financial services companies) having market capitalization, revenue, net income, a three-year cumulative average revenue growth rate and a three-year average return on assets with a range comparable to RC2.  The independent compensation consultant determined that, although RC2’s performance was within or above the median (40th to 60th percentile) of the peer group, both the cash and stock components of RC2’s director compensation were below the median of both surveys.

Following its review of the independent compensation consultant’s report, the Compensation Committee recommended and our Board of Directors approved certain amendments to the Outside Director Compensation Plan effective as of January 1, 2007.  After giving effect to these amendments, the total compensation of our outside directors is within the median of the two surveys reviewed by the independent compensation consultant.

Director Summary Compensation Table

The following table provides information concerning the compensation for 2009 paid by us to each of our outside directors.

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (Note 1)	All Other Compensation (Note 2)	Total
John S. Bakalar	$37,813	$71,900	$ –	$109,713
Thomas M. Collinger	$40,187	$71,900	$ –	$112,087
Robert E. Dods	$35,000	$71,900	$3,306	$110,206
Linda A. Huett	$40,187	$71,900	$ –	$112,087
Michael E. Merriman, Jr.	$35,000	$71,900	$ –	$106,900
Paul E. Purcell	$35,000	$71,900	$ –	$106,900
John J. Vosicky	$48,187	$71,900	$ –	$120,087
Daniel M. Wright	$40,626	$71,900	$ –	$112,526

Explanatory Notes for Director Summary Compensation Table:

(1)
Under our Outside Director Compensation Plan in effect in 2009, on May 7, 2009, each director received an award of 6,707 shares of restricted stock with a value of $71,900 determined based upon the fair market value per share on the date of grant of $10.72.  All such shares of restricted stock vest pro rata over a three year period on each anniversary date of the grant.

(2)
In the case of Mr. Dods, consists of personal usage of the company airplane.  For the calculation of the incremental cost of the personal use of the company airplane, we calculate a per hour amount for variable costs such as fuel, landing and parking fees and expenses for the flight crew, and then multiply that per hour cost by the number of hours of personal use by Mr. Dods.

The following table identifies the aggregate number of shares of Common Stock subject to outstanding common stock options as of December 31, 2009, held by each of our outside directors.

Name of Outside Director	Number of Shares of Common Stock Subject to Common Stock Options Outstanding as of December 31, 2009
John S. Bakalar	39,892
Thomas M. Collinger	3,586
Robert E. Dods	1,915
Linda A. Huett	–
Michael J. Merriman, Jr.	1,915
Paul E. Purcell	9,911
John J. Vosicky	10,862
Daniel M. Wright	3,108

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or 5.  The rules promulgated by the Securities and Exchange Commission under section 16(a) of the Securities Exchange Act of 1934 require those persons to furnish us with copies of all reports filed with the Securities and Exchange Commission pursuant to section 16(a).  Based solely upon a review of such forms actually furnished to us, and written representations of certain of our directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the Securities and Exchange Commission on a timely basis all reports required to be filed under section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions

Paul E. Purcell, a member of our Board of Directors, is the President and Chief Executive Officer of Robert W. Baird & Co. Incorporated.  Robert W. Baird & Co. was the lead underwriter of our public offering of 4,025,000 shares of our Common Stock completed in August 2009, and received an underwriting discount of $2.4 million in the transaction.

Review and Approval of Related Person Transactions

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with NASDAQ listing requirements.  Although we do not currently have a formal written set of policies and procedures for the review, approval or ratification of related person transactions, we do have written procedures in place to identify related party transactions that may require Audit Committee approval.  These procedures include inquiries of management on a quarterly basis and annual submission of director and officer questionnaires.  Where a related party transaction is identified, the Audit Committee reviews and, where appropriate, approves the transaction based on whether it believes that the transaction is at arms length and contains terms that are no less favorable than what we could have obtained from an unaffiliated third party.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of December 31, 2009, for RC2’s equity compensation plans, including the 2005 Stock Incentive Plan, the Racing Champions Ertl Corporation Stock Incentive Plan and the RC2 Corporation Employee Stock Purchase Plan (ESPP).  All of these plans have been approved by RC2’s stockholders.  The Racing Champions Ertl Corporation Stock Incentive Plan is dormant, and no future issuances are allowed under this plan.

Plan Category	Number of Common Shares to Be Issued Upon Exercise of Outstanding Options and SARs	Weighted Average Exercise Price of Outstanding Options/SARs	Number of Common Shares Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by stockholders	2,534,005	$14.76	707,203
Equity compensation plans not approved by stockholders	–	–	–
Total	2,534,005	$14.76	707,203

(1)
Number of common shares available for future issuance under equity compensation plans consists of 278,399 shares related to the 2005 Stock Incentive Plan and 428,804 shares related to the ESPP.  On February 24, 2010, we granted stock-settled stock appreciation rights for a total of 133,276 shares under our 2005 Stock Incentive Plan, after which 145,123 shares of our Common Stock remain available for future grants under our 2005 Stock Incentive Plan.

APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN

Proposed Amendment

Subject to stockholder approval, the Board of Directors has adopted and approved an amendment to the 2005 Stock Incentive Plan increasing the number of shares of our Common Stock available for issuance under awards granted under the 2005 Stock Incentive Plan by 980,000 shares, from 2,200,000 shares to 3,180,000 shares.  The proposed amendment to the 2005 Stock Incentive Plan also authorizes the grant of restricted stock units and adds a provision for the grant of restricted stock and restricted stock units as performance-based awards under Section 162(m) of the Internal Revenue Code.

Purpose of the 2005 Stock Incentive Plan

We recognize the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to our organization by providing such persons with equity opportunities and performance-based incentives. Our Board of Directors believes that the 2005 Stock Incentive Plan is critically important to the furtherance of these objectives. Our Board of Directors also believes that, through the 2005 Stock Incentive Plan, we will be able to enhance the prospects for our business activities and objectives and more closely align the interests of those persons who provide services to us with those of our stockholders by offering such persons the opportunity to participate in our future through proprietary interests in RC2.

Why You Should Approve the Amendment

As discussed in "Compensation Discussion and Analysis" beginning on page 13, the objectives of our compensation arrangements include attracting and retaining key executives through competitive compensation arrangements, providing strong financial incentives at a reasonable cost to our stockholders, for performance that creates value for stockholders by generating returns in excess of our cost of capital and linking compensation to corporate performance through equity-based awards that reward executives for both gains in our stock price and meeting long-term EBITDA growth goals.  The authorization of a sufficient number of shares for grants under the 2005 Stock Incentive Plan is essential for the continued operation of our compensation arrangements as they have been designed by the Compensation Committee.  If the proposed amendment to the 2005 Stock Incentive Plan is not approved by stockholders, RC2 will not have sufficient shares available for future equity compensation grants.  As of March 11, 2010, 145,123 shares of our Common Stock remain available for future grants under our 2005 Stock Incentive Plan.

The 2005 Incentive Plan Supports Our Performance Based Compensation.  Consistent with our objective of providing performance-based compensation, a significant portion of total compensation for our named executive officers is contingent on performance.  Specifically, for 2009, over 85% of our Chief Executive Officer's total targeted compensation was performance-based and over 83% of all of our named executive officers' total targeted compensation was performance-based.  Such performance-based compensation includes both (a) annual cash incentives dependent on our reaching specific company-wide financial performance objectives, focusing primarily on rewarding management only after creating value for stockholders by generating returns in excess of our cost of capital and (b) long-term equity compensation for 2009 in the form of SARs which vest over several years and which result in value to our executives only after appreciation in our stock price has been attained.

The link between compensation and performance for our named executive officers is illustrated by the fact that in 2007 and 2008 our named executive officers did not earn any cash incentive payments as the performance targets were not met in those years.  Annual cash incentives were earned by our named executive officers in 2009 because RC2's improved performance in 2009 resulted in exceeding the Capital Adjusted EBITDA target.  The table below compares actual total cash compensation to our Chief Executive Officer for the last three years compared to median and 75th percentile levels of our peer group.

*Median and 75th percentile total cash compensation are based on the average of the compensation for the Chief Executive Officer and the President/Chief Operating Officer in the 2007 study of our peer group by the Compensation Committee's independent compensation consultant.  See “Compensation Discussion and Analysis – Peer Group Benchmarking” for more information regarding our peer group.

The proposed amendment to the 2005 Stock Incentive Plan will further link compensation to performance by authorizing the grant of performance-based restricted stock units.  Subject to stockholder approval of the amendment to the 2005 Stock Incentive Plan, we have redesigned our long-term equity incentive program for our named executive officers to provide that one-third of the long-term equity incentive grant will be performance-based restricted stock units which will be earned only if a three year cumulative EBITDA growth goal is reached, with discretion available to the Compensation Committee to reduce or eliminate the number of restricted stock units earned if return on invested capital is below an acceptable level.

If the amendment to our 2005 Stock Incentive Plan is approved by stockholders, the long-term equity incentive grants in 2010 to our named executive officers of time vesting SARs will be at the median of our previous peer group benchmarking.  Our named executive officers will receive equity compensation at the 75th percentile of our previous peer group benchmarking only upon reaching the three year cumulative EBITDA growth goal for 2010 through 2012 that would result in 100% vesting of the 2010 performance-based restricted stock unit grants.

For 2010, over 85% of our Chief Executive Officer's total targeted compensation will be performance-based and 83% of all of our named executive officers’ total targeted compensation will be performance-based, of which (a) 48% of our Chief Executive Officer's and 49% of all of our named executive officers' targeted compensation will consist of performance-based annual cash incentives and performance-based restricted stock units and (b) the other 37% of our Chief Executive Officer's and 34% of all of our named executive officers’ targeted compensation will consist of stock appreciation rights.

New Limits on Awards in the Amendment.  The proposed amendment to the 2005 Stock Incentive Plan modifies the individual equity award limit in the Plan, so that any shares of restricted stock or restricted stock units awarded to an individual would be counted as 1.5 times the number of shares subject to the award, effectively providing a lower annual limit for awards of restricted stock and restricted stock units than currently allowed in the 2005 Stock Incentive Plan for options and stock appreciation rights.

The proposed amendment to the 2005 Stock Incentive Plan also sets a minimum performance period for performance-based restricted stock and restricted stock units of one year and a minimum vesting period for time vesting restricted stock and restricted stock units of three years (provided that the restrictions may lapse in installments during such vesting period).

New Guideline for Full Value Shares.  We have adopted a guideline that no more than 50% of the 980,000 additional shares to be authorized under the proposed amendment to the 2005 Stock Incentive Plan will be awarded as restricted stock or restricted stock units.

Our Dilution Guideline.  Potential dilution ("overhang") from outstanding grants and shares available for future grant under RC2's stock incentive plans as of March 11, 2010 was approximately 11.4%.  The additional 980,000 shares requested under the amendment to the 2005 Stock Incentive Plan would result in overhang of approximately 14.9% as of March 11, 2010.  We have adopted a guideline to our stockholders that beginning in 2010 our overhang will be below 15% for the remaining term of the 2005 Stock Incentive Plan.  Overhang is defined as the sum of (i) the total number of shares underlying all stock-settled awards granted and (ii) the total number of shares available for future award grants, divided by the sum of (iii) the total shares underlying all stock-settled awards granted, (iv) the total number of shares available for future award grants and (v) the total number of shares of Common Stock outstanding as of March 11, 2010.  Overhang does not include awards under plans assumed in acquisitions and shares under our tax-qualified Employee Stock Purchase Plan.

In 2009, we started granting stock-settled stock appreciation rights to our named executive officers and key employees rather than stock options.  Stock appreciation rights require performance because they only provide value to the recipients if our stock price increases from the grant date.  Stock appreciation rights cause less dilution than stock options because the full amount of the award counts against the share authorization in the 2005 Stock Incentive Plan but a smaller number of shares are actually issued upon exercise based on the spread between the market value of our Common Stock on the date of exercise and the exercise price.

Our Burn Rate Guideline.  For the three years ended December 31, 2009, RC2's average annual burn rate was approximately 3.7%.  We have adopted a guideline beginning in 2010 that our annual burn rate will be below 3% for the remaining term of the 2005 Stock Incentive Plan.  Burn rate is defined as the total shares underlying all stock-settled awards granted during the period divided by the weighted average common shares outstanding for the period.  Burn rate includes all stock-settled awards and does not consider cancellation or forfeitures of awards.  Burn rate does not include awards settled in cash, awards under plans assumed in acquisitions, and shares under our tax-qualified Employee Stock Purchase Plan.

The following table illustrates the calculation of our estimated burn rate for awards expected to be granted in 2010.

Estimated 2010 Burn Rate Calculation

Type of Award	Shares
Stock-Settled SARs	360,000	(1)
Director RSU Grant	40,268	(2)
Maximum Performance-Based Restricted Stock Units	140,000	(3)
Total	540,268
Shares Outstanding	21,433,224	(4)
Burn Rate	2.5%

(1)	Represents stock-settled SARs granted to employees, including Mr. Nicholson, Ms. Lo and Mr. Kilrea, on February 24, 2010 and stock-settled SARs which will be granted to Mr. Stoelting and Mr. Henseler if the proposed amendment to the 2005 Stock Incentive Plan is adopted.

(2)
Each outside director is expected to receive a grant of restricted stock units after the Annual Meeting equal to $75,000 divided by the closing price of our Common Stock on the date of the Annual Meeting.  For purposes of this table, the closing price on February 24, 2010, $14.90 per share, has been used to estimate the number of restricted stock units to be issued to the outside directors after the Annual Meeting.

(3)
Represents the maximum number of shares that may be earned pursuant to performance-based restricted stock units granted to the named executive officers on February 24, 2010.  These grants are contingent upon approval of the proposed amendment to the 2005 Stock Incentive Plan by our stockholders at the Annual Meeting.

(4)
Represents the number of shares of our Common Stock outstanding as of March 11, 2010.  Actual annual burn rate calculations will be made based on the weighted average number of shares outstanding during the year.

Description of the 2005 Stock Incentive Plan

A brief description of the 2005 Stock Incentive Plan, as proposed to be amended, appears below.  The following description is qualified in its entirety by reference to the text of the 2005 Stock Incentive Plan, as proposed to be amended, which is attached as Appendix A to this Proxy Statement.

Key Provisions.  Key provisions of the 2005 Stock Incentive Plan include the following:

●	Plan Termination Date: May 6, 2015.

●	Eligible Participants: Employees, officers, directors and consultants of RC2 or any subsidiary of RC2.

●
Shares Authorized:  3,180,000 shares of Common Stock, after giving effect to the proposed amendment increasing the number of authorized shares by 980,000.  Awards settled in cash or property other than shares of Common Stock do not count towards the number of shares authorized under the 2005 Stock Incentive Plan.  The full amount of an award of stock-settled SARs counts against the share authorization in the 2005 Stock Incentive Plan even though a smaller number of shares are actually issued upon exercise based on the spread between the market value of our Common Stock on the date of exercise and the exercise price.

●	Award Types:

●	Stock options (including both incentive stock options and nonstatutory stock options);

●	Stock appreciation rights;

●	Restricted stock; and

●	Restricted stock units and performance-based restricted stock units (after giving effect to the proposed amendment).

●
Award Limits:  Awards available to any single participant will be limited to 250,000 shares per year, plus an additional 50,000 shares in connection with a participant's initial employment.  For purposes of these limits, the proposed amendment to the 2005 Stock Incentive Plan would provide that any shares subject to an award of restricted stock or restricted stock units would be multiplied by 1.5 so that a lower limit would effectively apply to grants of restricted stock and restricted stock units.

●
Vesting:  Vesting is determined by the Compensation Committee at the time of grant.  Awards of stock options or stock appreciation rights may be granted without any vesting requirements or other restrictions.  Awards of restricted stock or restricted stock units that vest based on performance conditions must have a performance period of at least one year and awards of restricted stock or restricted stock units that vest based on service for a period of time must have a vesting period of at least three years provided that the restrictions may lapse in installments during such vesting period.

●	Repricing Prohibited: We are prohibited from repricing any stock options or stock appreciation rights without obtaining stockholder approval.

●
Exercise Price:  All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date the option or stock appreciation right is granted.

Performance-Based Compensation.  The proposed amendment to the 2005 Stock Incentive Plan will authorize the Committee to design awards of restricted stock or restricted stock units so that the shares of Common Stock issued pursuant to the awards are treated as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.  Section 162(m) generally limits to $1,000,000 the compensation we may deduct on our federal income tax return for any fiscal year for amounts paid to our Chief Executive Officer or any one of our three highest compensated executive officers (other than our Chief Executive Officer or our Chief Financial Officer).  We refer to these executive officers as "Covered Employees."  Any compensation we pay to a Covered Employee that constitutes "performance-based compensation" under Section 162(m) does not count against the $1,000,000 limit and is deductible by us.

Performance-based awards of restricted stock or restricted stock units will be subject to the attainment and certification of certain performance goals established by the Compensation Committee over the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following:  basic or diluted earnings per share; net sales; net sales growth; return on equity; earnings before or after taxes (including earnings before any or all of interest, taxes, depreciation, amortization or compensation expense for equity awards); operating income; gross profit; net income; return on assets; return on assets before interest and taxes; gross margins; net margins; trading margins; return on invested capital; the amount of or changes in the amount of invested assets or invested capital or the cost of invested assets or invested capital; cash flow from operations; cash flow per share; share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market share; comparisons with various stock market indices; and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects.  Performance goals may vary by participant and award.

The Compensation Committee may provide that attainment of a performance goal shall be measured by adjusting performance to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes and the effect of acquisitions and dispositions made during the performance period.

Adjustments.  In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar event affecting the Common Stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2005 Stock Incentive Plan, the number and kind of shares subject to awards and the exercise price of outstanding stock options and stock appreciation rights.  In the case of an acquisition of RC2, the Compensation Committee may decide to cancel outstanding awards in exchange for appropriate payments to the grantees.

Stock Options.  Options granted under the 2005 Stock Incentive Plan may be nonstatutory options or incentive stock options under the Internal Revenue Code.  Grantees of stock options receive the right to purchase a specified number of shares of Common Stock at a specified exercise price, subject to the terms and conditions as are specified in the option grant.  The exercise price of stock options granted under the 2005 Stock Incentive Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock option will be exercisable more than ten years after the date it is granted.  The Compensation Committee will determine at the time of grant when each stock option becomes exercisable.  Payment of the exercise price of a stock option may be in cash, withholding shares otherwise issuable with the consent of the Compensation Committee or such other method of payment permitted by the Compensation Committee.  The options will expire at such time as the Compensation Committee determines.

Stock Appreciation Rights.  The Compensation Committee may also award stock appreciation rights under the 2005 Stock Incentive Plan.  Upon exercise, a stock appreciation right is paid in shares of Common Stock in a per share amount equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the stock appreciation right, cash or other property, as specified in the grant agreement.  The exercise price per share under a stock appreciation right is determined by the Compensation Committee.  The exercise price of stock appreciation rights granted under the 2005 Stock Incentive Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock appreciation right will be exercisable more than ten years after the date it is granted.  The Compensation Committee will determine at the time of grant when each stock appreciation right becomes exercisable.  The stock appreciation rights will expire at such time as the Compensation Committee determines.

Restricted Stock.  Restricted stock awards provide for the grant of shares of Common Stock to recipients.  In connection with the grant of restricted stock, the Compensation Committee may establish vesting criteria based on continued employment, the attainment of specific performance goals or such other factors or criteria as the Compensation Committee may determine.  A grantee may not transfer any shares of restricted stock until any applicable vesting criteria have been satisfied, and restricted stock may be subject to forfeiture if a grantee's employment or service relationship with RC2 or any of its subsidiaries terminates before the end of the restriction period.  Awards of restricted stock that vest based on performance conditions must have a performance period of at least one year and awards of restricted stock that vest based on service for a period of time must have a vesting period of at least three years provided that the restrictions may lapse in installments during such vesting period.

Restricted Stock Units.  Restricted stock units provide for the delivery to recipients of shares of Common Stock when the vesting or other conditions to the right to receive the shares are satisfied.  In connection with the grant of restricted stock units, the Compensation Committee may establish conditions to the issuance of the shares subject to the award based on continued employment, the attainment of specific performance goals or such other factors or criteria as the Compensation Committee may determine.  Restricted stock units may be subject to forfeiture if a grantee's employment or service relationship with RC2 or any of its subsidiaries terminates before the end of the restriction period or if any of the other conditions precedent to the delivery of the shares subject to the award are not satisfied.  Awards of restricted stock units that vest based on performance conditions must have a performance period of at least one year and awards of restricted stock units that vest based on service for a period of time must have a vesting period of at least three years provided that the restrictions may lapse in installments during such vesting period.

Transferability.  Except as otherwise authorized by the Compensation Committee, no stock option, stock appreciation right or restricted stock unit may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution

Termination of Employment.  The Compensation Committee shall determine the period of time for which any awards under the 2005 Stock Incentive Plan will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with RC2 or its subsidiaries.

Administration.  The 2005 Stock Incentive Plan is administered by the Compensation Committee, which is comprised solely of independent, non-employee directors.  As the administrator, the Compensation Committee will select the participants who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2005 Stock Incentive Plan and establish, amend and rescind any rules relating to the 2005 Stock Incentive Plan to the extent not contrary to the express provisions of the Plan.

Amendments.  The Board of Directors may terminate, amend or suspend the 2005 Stock Incentive Plan at any time, provided that no such action may be taken by the Board of Directors without the approval of our stockholders to the extent necessary to comply with applicable laws or the rules of any stock exchange on which the Common Stock is listed.  No amendment, suspension or termination of the 2005 Stock Incentive Plan may impair the rights of any grantee with respect to any outstanding award without the agreement of that grantee.

Change of Control.  In the event of a change of control (as defined in the 2005 Stock Incentive Plan), the Compensation Committee has the right, in its sole and absolute discretion, to accelerate the vesting of all outstanding stock options and stock appreciation rights and to cause all restrictions applicable to any restricted stock and restricted stock units to lapse.

New Plan Benefits

On February 24, 2010, we granted performance-based restricted stock units to our named executive officers under the 2005 Stock Incentive Plan.  These grants are contingent upon approval of the proposed amendment to the 2005 Stock Incentive Plan by our stockholders at the Annual Meeting.  If stockholders do not approve the amendment to the 2005 Stock Incentive Plan at the Annual Meeting, these restricted stock units will automatically terminate.  See "Compensation Discussion and Analysis – Components of Executive Compensation – Equity Based Compensation" beginning on page 21 for additional information regarding these awards of restricted stock units to our named executive officers.

The following table sets forth the maximum number of performance-based restricted stock units which may be earned under the awards and the grant date dollar value of the maximum number of restricted stock units which may be earned under the awards to our named executive officers under the 2005 Stock Incentive Plan.  If the threshold performance level is not reached, the number of the performance-based restricted stock units earned would be zero.

Name	Maximum Performance-Based Restricted Stock Units	Grant Date Dollar Value of Maximum Restricted Stock Units (1)
Curtis W. Stoelting	44,000	$655,600
Peter J. Henseler	44,000	$655,600
Peter A. Nicholson	21,000	$312,900
Helena Lo	15,500	$230,950
Gregory J. Kilrea	15,500	$230,950

(1)	The grant date dollar value of the maximum restricted stock units is calculated based on $14.90 per share, the closing price of our Common Stock on February 24, 2010.

Vote Required for Approval

The approval and adoption of the amendment to the 2005 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Board of Directors Recommendation

The Board of Directors believes that the approval and adoption of the amendment to the 2005 Stock Incentive Plan is in the best interests of RC2 and its stockholders and recommends a vote "FOR" the approval and adoption of the amendment to the 2005 Stock Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed KPMG LLP as the independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2010, as well as to attest to the effectiveness of our internal control over financial reporting as of December 31, 2010.  Unless otherwise directed, proxies will be voted in FAVOR of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of stockholders, our Board of Directors believes it appropriate as a matter of policy to request that our stockholders ratify the appointment.  If stockholder ratification is not received, our Board of Directors will reconsider the appointment, and may retain that firm or another firm without resubmitting the matter to our stockholders.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the fiscal year if it determines that such change would be in our best interests.

It is expected that a representative of KPMG LLP will be present at our Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-K

We are required to file an annual report, called a Form 10-K, with the Securities Exchange Commission.  A copy of Form 10-K for the fiscal year ended December 31, 2009, will be made available, without charge, to any person entitled to vote at the Annual Meeting.  Written requests should be directed to Peter A. Nicholson, Chief Financial Officer and Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at our principal offices no later than November 22, 2010 (120 days prior to the anniversary date of the mailing of this Proxy Statement) for inclusion in the proxy material for that meeting.  Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Stockholder proposals that are not intended to be included in the proxy materials for such meeting, but that are to be presented by the stockholder from the floor are subject to advance notice provisions in our by-laws.  According to our by-laws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices no later than February 5, 2011, which is 90 calendar days prior to the anniversary of this year’s meeting date, and the notice must set forth the following: (a) a representation that the person sending the notice is a stockholder of record and will remain such through the record date for the meeting, (b) the name and address, as they appear on our books, of such stockholder, (c) the number of shares of our Common Stock which are owned beneficially and of record by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice, (e) if the proposal relates to any business to be brought before the meeting other than election of directors, the text of the proposal (and the notice may also set forth any statement in support of the proposal that the stockholder wishes to bring to our attention) shall specify any material interest of such stockholder in such business, and (f) if the proposal relates to the nomination of a candidate for election as director, the name(s) of the nominee(s), address(es) of each, a description of all arrangements or understandings between the stockholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such stockholder.  If the notice does not comply with the requirements set forth in our by-laws, the chairman of the meeting may refuse to acknowledge the matter.  If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2011 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

Our directors know of no other matters to be brought before the meeting.  If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS
RC2 CORPORATION

Peter A. Nicholson, Secretary

Oak Brook, Illinois
March 26, 2010

APPENDIX A

RC2 CORPORATION

2005 STOCK INCENTIVE PLAN
(as amended and restated effective May 6, 2010)

Article I.  Establishment and Purpose

1.1  Establishment.  RC2 Corporation, a Delaware corporation (the "Company"), hereby establishes a stock incentive plan for employees and others providing services to the Company, as described herein, which shall be known as the RC2 Corporation 2005 Stock Incentive Plan (the "Plan").

1.2  Purpose.  The purpose of the Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and other key employees long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company's success.

Article II.  Definitions

2.1  Definitions.  For purposes of this Plan, the following terms shall be defined as follows:

"Award" means any Restricted Stock, Restricted Stock Unit, Incentive Stock Option, Nonstatutory Option or Stock Appreciation Right awarded to a Grantee pursuant to this Plan.

"Award Formula" means one or more objective formulas or standards, as defined in Code Section 162(m), established by the Committee for purposes of determining the amount of any Performance-Based Compensation with respect to a Performance Goal.  An Award Formula based upon a percentage of a Grantee's base pay shall use the Grantee's base pay as of the date the Performance Goal is established.  Award Formulas may vary from Performance Period to Performance Period and from Grantee to Grantee and may be established on a stand-alone basis, in tandem or in the alternative.

"Board" means the Board of Directors of the Company.

"Cause" means the definition of Cause in Grantee's written employment agreement, if any, with the Company.  If no such employment agreement or definition in such employment agreement exists, Cause means the Grantee (i) violates the terms of any covenant not to compete or confidentiality agreement with the Company, (ii) knowingly commits a felony or a crime involving moral turpitude; (iii) intentionally engages in serious misconduct which is demonstrably and materially injurious to the Company and its subsidiaries; (iv) intentionally engages in fraud or dishonesty with respect to the Company or any of its subsidiaries or makes a material misrepresentation to the stockholders or Directors of the Company with respect to an item, transaction or amount in excess of $10,000; or (v) knowingly commits acts of negligence in the performance of his or her duties which are demonstrably and materially injurious to the Company.  The Board shall make the determination of whether Cause exists.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

"Commission" means the Securities and Exchange Commission or any successor agency.

"Committee" means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.  To the extent applicable, the Committee shall have at least two members, each of whom shall be a Qualified Director.  The members of the Committee may be Directors who are eligible to receive Awards under this Plan, but Awards may be granted to such members only by action of the full Board and not by action of the Committee.

"Company" means RC2 Corporation, a Delaware corporation.

"Consultant" means any person or entity who provides services (other than as an Employee or a Director) to the Company.

"Covered Employee" means for any Plan Year, a Grantee designated by the Company as a potential "covered employee" as such term is defined in Section 162(m) of the Code.

"Date of Exercise" means the date the Company receives notice, by a Grantee, of the exercise of an Option pursuant to Section 8.9 of this Plan or a Stock Appreciation Right pursuant to Section 11.3(b) of this Plan.  Such notice shall indicate the number of shares of Stock the Grantee intends to purchase upon exercise of an Option or the number of shares of Stock as to which the Grantee is exercising a Stock Appreciation Right, as applicable.

"Director" means a member of the Board.

"Employee" means any person, including an officer or Director of the Company, who is employed by the Company or any subsidiary of the Company (as defined in Section 424(f) of the Code).

"Establishment Period" means, with respect to a Performance Period applicable to any Award of Performance-Based Compensation made to a Covered Employee under the Plan, the period commencing on or before the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which 25% of the Performance Period shall have elapsed.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

"Fair Market Value" means the fair market value of Stock upon which an Option or Stock Appreciation Right is granted under this Plan, as determined by the Committee.  If the Stock is traded on an over-the-counter securities market or national securities exchange, "Fair Market Value" shall mean the closing sales price of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales where reported.

"Grantee" means an Employee, Director or Consultant holding an Award under the Plan.

"Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

"IRS" means the Internal Revenue Service, or any successor agency.

"Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.  Nonstatutory Options may be granted at such times and subject to such restrictions as the Committee shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

"Option" means the right, granted under Article VIII of this Plan, to purchase Stock of the Company at the option price for a specified period of time.  For purposes of this Plan, an Option may be an Incentive Stock Option or a Nonstatutory Option.

"Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

"Performance-Based Compensation" means compensation under an Award that is intended to constitute "qualified performance-based compensation" within the meaning of the regulations promulgated under Section 162(m) of the Code or any successor provision.

"Performance Goal" means the target, goal or level of performance established by the Committee with respect to a Performance Measure for a Performance Period.  The outcome of a Performance Goal shall be substantially uncertain when established by the Committee.  Performance Goals shall be adjusted automatically, as appropriate, in the event of a stock dividend, stock split, recapitalization, reclassification, subdivision or other similar corporate change.  Performance Goals may vary from Performance Period to Performance Period and from Grantee to Grantee and may be established on a stand-alone basis, in tandem or in the alternative.

"Performance Measure" means one or more of the following selected by the Committee to measure Company performance for a Performance Period: basic or diluted earnings per share; net sales; net sales growth; return on equity; earnings before or after taxes (including earnings before any or all of interest, taxes, depreciation, amortization or compensation expense for equity awards); operating income; gross profit; net income; return on assets; return on assets before interest and taxes; gross margins; net margins; trading margins; return on invested capital; the amount of or changes in the amount of invested assets or invested capital or the cost of invested assets or invested capital; cash flow from operations; cash flow per share; share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market share; comparisons with various stock market indices; and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects.  Performance Measures may be based solely by reference to the Company's performance or the performance of a Subsidiary, division or business unit of the Company for or within which the Grantee is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.  Where applicable, Performance Measures are determined in accordance with generally accepted accounting principles as consistently applied by the Company  The Committee may provide for a mandatory adjustment of a Performance Measure to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles, and the effect of acquisitions and dispositions made during the Performance Period; provided, however, that with respect to any Covered Employee any such adjustment to be made must be specified in the Award prior to the expiration of the applicable Establishment Period.  Performance Measures may vary from Performance Period to Performance Period and from Grantee to Grantee and may be established on a stand-alone basis, in tandem or in the alternative.

"Performance Period" means the period of time designed by the Committee over which the attainment of one or more Performance Goals will be measured for purposes of determining a Grantee's right to payment and/or vesting of an Award.

"Plan Year" means the applicable fiscal year of the Company.

"Qualified Director" means a Director who is both (a) a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (b) an "Outside Director" as defined by Section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

"Restricted Stock" means an award of Stock granted under Article IX of this Plan.

"Restricted Stock Unit" means a right granted to a Grantee under Article X of this Plan to receive Stock at the end of a specified period, which right may be conditioned on the satisfaction of specified performance, service or other criteria.

"Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

"Significant Stockholder" means an individual who, within the meaning of Section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.  In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

"Stock" means the Common Stock, par value $.01 per share, of the Company.

"Stock Appreciation Right" means a right granted under Article XI of this Plan.

2.2  Gender and Number.  Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.

Article III.  Eligibility and Participation

3.1  Eligibility and Participation.  All Employees are eligible to participate in this Plan and receive Awards of Restricted Stock, Restricted Stock Units, Incentive Stock Options, Nonstatutory Options and/or Stock Appreciation Rights.  All Directors and Consultants are eligible to participate in this Plan and receive Awards of Restricted Stock, Restricted Stock Units, Nonstatutory Options and/or Stock Appreciation Rights hereunder.  Grantees shall be selected by the Committee from among those Employees, Directors and Consultants who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

Article IV.  Administration

4.1  Administration.  The Committee shall be responsible for administering the Plan.

The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.

The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the Directors (as Grantees) and any persons having any interests in any Awards which may be granted under this Plan and, by resolution providing for the creation and issuance of any such Award, to select the Employees, Directors and Consultants to whom Awards may from time to time be granted, to determine what form of Awards are to be granted under this Plan, and to determine the terms and conditions of any Award granted under this Plan (including, but not limited to, the number of shares, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award), which terms and conditions shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Award, and shall be consistent with the provisions of the Plan.

The Board may from time to time remove members from, or add members to, the Committee.  The Board may terminate the Committee at any time.  Vacancies on the Committee, howsoever caused, shall be filled by the Board.  The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine.  A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee.  A quorum shall consist of two-thirds of the members of the Committee.

No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

4.2  Special Provisions for Grants to Officers or Directors.  Rule 16b-3 provides that the grant of a stock option, stock appreciation right or restricted stock to a Director or officer of a company subject to the Exchange Act will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied.  Unless otherwise specified by the Committee, grants of Awards hereunder to individuals who are officers or Directors of the Company for purposes of Section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.

Article V.  Stock Subject to the Plan

5.1  Number.  The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 3,180,000.  The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.3.  The shares of Stock issued under this Plan may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Committee from time to time in its discretion, to be used for issuance pursuant to Awards granted hereunder.

5.2  Unused Stock; Stock Appreciation Rights.  If an Option or Stock Appreciation Right shall expire or terminate for any reason without having been exercised in full or a Restricted Stock Unit shall be forfeited or terminate without the Stock subject thereto having been issued in full, the unissued shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Awards under the Plan.  If any shares of Stock are subject to any Award of Restricted Stock are forfeited, such shares of Stock shall (unless the Plan shall have terminated) become available for other Awards under the Plan.  To the extent any Stock Appreciation Right is to be settled in cash or any other property other than Stock, the shares of Stock subject to such Stock Appreciation Right shall not count towards the number of shares of Stock available for other Awards under the Plan.

5.3  Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in Section 5.1 shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.  In any such case, the number and kind of shares that are subject to any Option, Restricted Stock Unit or Stock Appreciation Right (including any Option, Restricted Stock Unit or Stock Appreciation Right outstanding after termination of employment) and the Option or Stock Appreciation Right price per share, shall be proportionately and appropriately adjusted without any change in the aggregate Option or Stock Appreciation Right price.

Article VI.  Limitations

6.1  Incentive Stock Options.  In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporation and any subsidiary corporations of the Company) shall not exceed $100,000.  (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation.")  Nothing in this section shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established hereby where such excess amount is treated as a Nonstatutory Option.

6.2  Certain Grant Limitations.  The following limitations shall apply to grants of Awards under this Plan:

(a)  No individual Grantee shall be granted, in any fiscal year of the Company, Awards with respect to more than 250,000 shares of Stock in total.

(b)  In connection with his or her initial service, a Grantee may be granted Awards with respect to up to an additional 50,000 shares of Stock which shall not count against the limit set forth in Section 6.2(a) above.

(c)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 5.3.

(d)  If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XVI), the cancelled Award will be counted against the limits set forth in Sections 6.2(a) and (b) above.  For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(e)  For purposes of the limits in Sections 6.2(a) and (b) above, any shares subject to an Award of Restricted Stock or Restricted Stock Units will be multiplied by 1.5.

Article VII.  Duration of the Plan

7.1  Duration of the Plan.  The Plan shall be in effect until May 6, 2015.  Any Awards outstanding at the end of such period shall remain in effect in accordance with their terms.

Article VIII.  Terms of Stock Options

8.1  Grant of Options.  Subject to Section 5.1 and Article VI, Options may be granted to Employees, Directors or Consultants at any time and from time to time as determined by the Committee; provided, however, that Directors and Consultants may receive only Nonstatutory Options and may not receive Incentive Stock Options.  The Committee shall have complete discretion in determining the number of Options granted to each Grantee.  In making such determinations, the Committee may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant.  The Committee shall also determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

8.2  No Tandem Options.  Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Grantee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under Section 422 of the Code.

8.3  Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified.  As determined by the Committee on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by Section 14.2 hereof and specifies:  whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Committee may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Committee at the time of grant of the Option.

All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

8.4  Option Price.  No Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted.  Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant.

8.5  Term of Options.  Each Option shall expire at such time as the Committee shall determine when it is granted, provided, however, that no Option shall be exerciseable later than the tenth anniversary date of its grant.

8.6  Exercise of Options.  Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Grantees.

8.7  Payment.  Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made.  Such payment may be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Committee; provided, however, that (i) the deposit of any withholding tax shall be made in accordance with applicable law and (ii) that such shares of Stock used to pay the exercise price have been held by the Grantee for at least six months prior to the exercise date.  If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares.  Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed).  In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company's transfer agent with regard to the disposition of the balance of the shares covered thereby.

8.8  Prohibition on Repricing.  Except for adjustments pursuant to Section 5.3 and Article XVI, the per share Option price for any Option granted pursuant to this Plan may not be decreased after the date of grant nor may an outstanding Option be surrendered to the Company as consideration for the grant of a new Option with a lower Option price without the approval of the Company's stockholders.

8.9  Written Notice.  A Grantee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Committee.  Full payment for the Options exercised, as provided in Section 8.7 above, must accompany the written notice.

8.10  Issuance of Stock Certificate.  As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Grantee or to a nominee of the Grantee a certificate or certificates for the requisite number of shares of Stock.

8.11  Privileges of a Stockholder.  A Grantee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

8.12  Termination of Employment or Services.  Except as otherwise expressly specified by the Committee, all Options granted under this Plan shall be subject to the following termination provisions.

(a)  Death.  If a Grantee's employment in the case of an Employee, or provision of services as a Director or Consultant in the case of a Director or Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Grantee's will or, if the Grantee shall fail to make a testamentary disposition of an Option or shall die intestate, the Grantee's legal representative or representatives.  The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death, provided that the Committee may, in its sole discretion, at any time before or after the date of death accelerate the vesting of any such Option to be exercisable in whole or in part as of the date of death.

(b)  Termination Other Than for Cause or Due to Death.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Director or Consultant in the case of a Director or Consultant, other than for Cause or by reason of death, the Grantee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Grantee is an Employee, and is terminated due to disability within the meaning of Code Section 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date.  In any event, the Option cannot be exercised after the expiration of the original term of the Option.  Options not exercised within the applicable period specified above shall terminate.

In the case of an Employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan.  The Option Agreements may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence upon termination of employment.

(c)  Termination for Cause.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Director or Consultant in the case of a Director or Consultant, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

Article IX.  Restricted Stock

9.1  Grant of Restricted Stock.  Subject to Section 5.1 and Article VI, shares of Restricted Stock may be granted to Employees, Directors or Consultants at any time and from time to time as determined by the Committee.  The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Grantee, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 9.3.  The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Goals or such other factors or criteria as the Committee shall determine.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.  In making such determinations, the Committee may take into account the nature of services rendered by such Employee, Director or Consultant, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant.

9.2  Awards and Certificates.  Each Grantee receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RC2 Corporation 2005 Stock Incentive Plan and a Restricted Stock Agreement.  Copies of such Plan and Agreement are on file at the offices of RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

9.3  Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions:

(a)  Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 9.3(f), during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.  Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.  Any Restriction Period which may lapse based on the achievement of one or more Performance Goals shall have a Performance Period for such Performance Goals of at least one year.  Any Restriction Period which lapses based on service for a period of time shall have a Restriction Period of at least three-years provided that the restrictions may lapse in installments during such Restriction Period.

(b)  Except as provided in this section and Section 9.3(a), the Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Unless otherwise determined by the Committee, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of Restricted Stock.

(c)  Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 9.3(a) and (d), upon termination of a Grantee's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Grantee.

(d)  In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee's shares of Restricted Stock.

(e)  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Grantee.

(f)  As determined by the Committee on the date of grant, each Award of Restricted Stock shall be evidenced by a written agreement in a form to be established by the Committee (the "Restricted Stock Agreement") that specifies:  the duration of the Restriction Period; the number of shares of Restricted Stock granted; any vesting or other restrictions which the Committee may impose, and any other terms and conditions as shall be determined by the Committee at the time of grant of the Restricted Stock.  All Restricted Stock Agreements shall incorporate the provisions of this Plan by reference.

Article X.  Restricted Stock Units

10.1  Grant of Restricted Stock Units.  Subject to Section 5.1 and Article VI, Restricted Stock Units may be granted to Employees, Director or Consultants at any time and from time to time as determined by the Committee.  The Committee shall have complete discretion in determining the number of shares of Stock subject to an Award of Restricted Stock Units, the period during which any such Award may be subject to forfeiture (the "RSU Period") and any other terms and conditions of the Award.  The Committee may condition the right to receive shares of Stock pursuant to a Restricted Stock Unit upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.  The provisions of Restricted Stock Unit Awards need not be the same with respect to each recipient.  In making such determinations, the Committee may take into account the nature of services rendered by such Employee, Director or Consultant, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant.  Any RSU Period which may lapse based on the achievement of one or more Performance Goals shall have a Performance Period for such Performance Goals of at least one year.  Any RSU Period which lapses based on service for a period of time shall have an RSU Period of at least three-years provided that the restrictions may lapse in installments during such RSU Period.

10.2  Forfeiture.  Upon termination of employment with or service to the Company during the RSU Period for any Restricted Stock Units, or upon failure to satisfy any other conditions precedent to the delivery of Stock to which any Restricted Stock Units relate, all such Restricted Stock Units shall be forfeited; provided that the Committee may vary such conditions in any Restricted Stock Unit Agreement (as defined below) and may subsequently waive such conditions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

10.3  Terms of Restricted Stock Unit Awards.  As determined by the Committee on the date of grant, each Award of Restricted Stock Units shall be evidenced by a written agreement in a form to be established by the Committee (the "Restricted Stock Unit Agreement") that specifies:  the duration of the RSU Period; the number of shares of Stock subject to the Restricted Stock Unit Award; any vesting or other restrictions which the Committee may impose, and any other terms and conditions as shall be determined by the Committee at the time of grant of the Restricted Stock.  Unless otherwise provided in the Restricted Stock Unit Agreement, no Grantee will have any rights as a stockholder of the Company with respect to the shares of Stock subject to a Restricted Stock Unit Award until shares of Stock are issued to the Grantee pursuant to the terms of the Restricted Stock Unit Agreement.  The Company shall distribute any shares of Stock subject to a vested or earned Restricted Stock Unit within 60 days after the end of the RSU Period; provided that, as determined by the Committee, a Restricted Stock Unit Agreement may permit the Grantee to elect to defer issuance of any shares of Stock that the Grantee may be entitled to receive thereunder as permitted under Code Section 409A.  All Restricted Stock Unit Agreements shall incorporate the provisions of this Plan by reference.

Article XI.  Stock Appreciation Rights

11.1  Grant of Stock Appreciation Rights.  Subject to Section 5.1 and Article VI, Stock Appreciation Rights may be granted to Employees, Directors or Consultants at any time and from time to time as determined by the Committee.  The Committee shall have complete discretion in determining the number of Stock Appreciation Rights granted to each Grantee.  In making such determinations, the Committee may take into account the nature of services rendered by such Employee, Director or Consultant, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant.

11.2  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)  As determined by the Committee on the date of grant, each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right grant agreement (the "Stock Appreciation Right Agreement") in a form to be established by the Committee that specifies the exercise price, term, conditions of exercise and such other terms as the Committee shall determine.  All Stock Appreciation Right Agreements shall incorporate the provisions of this Plan by reference.

(b)  No Stock Appreciation Right granted pursuant to this Plan shall have an exercise price that is less than the Fair Market Value of Stock on the date the Stock Appreciation Right is granted.

(c)  Each Stock Appreciation Right shall expire at such time as the Committee shall determine when it is granted, provided, however, that no Stock Appreciation Right shall be exerciseable later than the tenth anniversary date of its grant.

(d)  Stock Appreciation Rights granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Grantees.  Upon exercise of a Stock Appreciation Right, a Grantee will be entitled to receive payment from the Company in an amount determined by multiplying (A) the difference between the Fair Market Value on the Date of Exercise over the exercise price of the Stock Appreciation Right, times (B) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.  Payment upon exercise of a Stock Appreciation Right may be made in shares of Stock (based on the Fair Market Value on the Date of Exercise), cash, other property or any combination thereof, as provided in the Stock Appreciation Right Agreement for any such grant of a Stock Appreciation Right.

11.3  Exercise of a Stock Appreciation Right.

(a)  Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Committee and set forth in the Stock Appreciation Right Agreement.  If applicable, a Stock Appreciation Right may not be exercised for a fraction of a share.

(b)  A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Stock Appreciation Right Agreement) from the person entitled to exercise the Stock Appreciation Right.  If applicable, shares issued upon exercise of a Stock Appreciation Right shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse.  If applicable, until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Stock subject to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right.  If applicable, the Company shall issue (or cause to be issued) such shares promptly after the Stock Appreciation Right is exercised, and the Company shall not permit a Grantee to defer receipt of such shares following exercise.

11.4  Prohibition on Repricing.  Except for adjustments pursuant to Section 5.3 and Article XVI, the per share exercise price for any Stock Appreciation Right granted pursuant to this Plan may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price without the approval of the Company's stockholders.

11.5  Privileges of a Stockholder.  A Grantee or any other person entitled to exercise a Stock Appreciation Right under this Plan shall not have stockholder privileges with respect to any Stock covered by the Stock Appreciation Right until the date of issuance of a stock certificate for such Stock.

11.6  Termination of Employment or Services.  Except as otherwise expressly specified by the Committee, all Stock Appreciation Rights granted under this Plan shall be subject to the following termination provisions.

(a)  Death.  If a Grantee's employment in the case of an Employee, or provision of services as a Director or Consultant in the case of a Director or Consultant, terminates by reason of death, the Stock Appreciation Right may thereafter be exercised at any time prior to the expiration date of the Stock Appreciation Right or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Grantee's will or, if the Grantee shall fail to make a testamentary disposition of a Stock Appreciation Right or shall die intestate, the Grantee's legal representative or representatives.  The Stock Appreciation Right shall be exercisable only to the extent that such Stock Appreciation Right was exercisable as of the date of death, provided that the Committee may, in its sole discretion, at any time before or after the date of death accelerate the vesting of any such Stock Appreciation Right to be exercisable in whole or in part as of the date of death.

(b)  Termination Other Than for Cause or Due to Death.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Director or Consultant in the case of a Director or Consultant, other than for Cause or by reason of death, the Grantee may exercise such portion of his Stock Appreciation Right as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Grantee is an Employee, and is terminated due to disability within the meaning of Code Section 422, he may exercise such portion of his Stock Appreciation Right as was exercisable by him on his Termination Date within one year of his Termination Date.  In any event, the Stock Appreciation Right cannot be exercised after the expiration of the original term of the Stock Appreciation Right.  Stock Appreciation Rights not exercised within the applicable period specified above shall terminate.

In the case of an Employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan.  The Stock Appreciation Right Agreements may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence upon termination of employment.

(c)  Termination for Cause.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Director or Consultant in the case of a Director or Consultant, which termination is by the Company for Cause, any Stock Appreciation Right or Stock Appreciation Rights held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

Article XII.  Performance-Based Compensation

12.1  Grant of Performance-Based Awards.  To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Award of Restricted Stock or Restricted Stock Units so that the shares of Stock issuable pursuant to such Award are treated as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations.

12.2  Establishment of Performance Goals for Covered Employees.  No later than the end of the Establishment Period for any Performance-Based Compensation, the Committee shall establish in writing:  (a) the Performance Goals applicable to the Performance Period; (b) the targets to be used to measure the Performance Goals in terms of an objective formula or standard; (c) the Award Formula for computing the amount of compensation payable to the Grantee if such Performance Goals are obtained; and (d) the Grantee or class of Grantees to which such Performance Goals apply.  The outcome of such Performance Goals must be substantially uncertain when the Committee establishes the Performance Goals.

12.3  Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination thereof, as the Committee determines.

12.4  Certification of Performance.  Except for Awards that pay compensation attributable solely to an increase in the value of Stock, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Grantee until the Committee certifies in writing that the Performance Goals and any other material terms applicable to such Performance Period have been satisfied.

12.5  Terms of Performance-Based Awards.  For each Award of Performance-Based Compensation to a Covered Employee under the Plan, prior to the expiration of the applicable Establishment Period, the terms of such Award shall be established in a written agreement which sets forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), Award Formula(s), and such other information as the Committee may determine.  Once established for a Performance Period, such items shall not be amended or otherwise modified.

12.6  Code Section 162(m).  It is the intent of the Company that all Awards of Performance-Based Compensation made to any Covered Employee satisfy the applicable requirements of "performance-based compensation" under Code Section 162(m) so that the Company's tax deduction for remuneration in respect of this Plan for services performed by Covered Employees is not disallowed in whole or in part by the operation of such Code section.  If any provision of this Plan or if any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.

Article XIII.  Change of Control Provisions

13.1  Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in Section 13.2), the Committee may, in its sole and absolute discretion (or, if required pursuant to any Grantee's written employment agreement, the Committee shall for such Grantee), cause (a) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested to become fully exercisable and vested to the full extent of the original grant, (b) all restrictions applicable to any Restricted Stock to lapse and such Restricted Stock to become free of all restrictions and fully vested to the full extent of the original grant and/or (c) all restrictions or other conditions to the delivery of shares of Stock pursuant to any Restricted Stock Units to lapse and such shares to become deliverable to the full extent of the original grant.

13.2  Definition of Change of Control.  For purposes of the Plan, a "Change of Control" shall mean, as to any Grantee, the definition of Change of Control in such Grantee's written employment agreement or, if no such Employment Agreement or definition in such employment agreement exists, Change of Control shall mean the happening of any of the following events:

(a)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of Directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from Company, (ii) any acquisition by Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 13.2(c); or

(b)  individuals who, as of May 6, 2005, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)  approval by the stockholders of Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)  approval by the stockholders of Company of (i) a complete liquidation or dissolution of Company or (ii) the sale or other disposition of all or substantially all of the assets of Company, other than to a corporation, with respect to which following such sale or other disposition, [a] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, [b] less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Common Stock or Outstanding Voting Securities prior to the sale or disposition, and [c] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors, providing for such sale or other disposition of assets of Company or were elected, appointed or nominated by the Board.

Article XIV.  Rights of Grantees

14.1  Service.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment, or any Director's or Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company, or upon any Director or Consultant any right to continue to provide services to the Company.

14.2  Nontransferability.  Options, Restricted Stock Units and Stock Appreciation Rights granted under this Plan shall be nontransferable by the Grantee, other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during the Grantee's lifetime only by the Grantee.

Article XV.  Amendment, Modification
and Termination of the Plan

15.1  Amendment, Modification, and Termination of the Plan The Board may at any time terminate and from time to time may amend or modify the Plan.  The Company shall obtain the approval of the stockholders to any amendment to this Plan to the extent necessary to comply with any applicable laws or the rules of any stock exchange or quotation system on which the Stock is listed or quoted.  No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award under the Plan without the consent of the Grantee holding the Award.

Article XVI.  Acquisition, Merger and Liquidation

16.1  Acquisition.  Notwithstanding anything herein to contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Company shall have the option, but not the obligation, to (a) cancel Options and Stock Appreciation Rights outstanding as of the effective date of Acquisition, whether or not such Options or Stock Appreciation Rights are then exercisable, in return for payment to the Grantees for each Option and Stock Appreciation Right of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option or Stock Appreciation Right and/or (b) cancel Restricted Stock Units outstanding as of the effective date of Acquisition, whether or not the restrictions or other conditions to the delivery of shares of Stock pursuant to such Restricted Stock Units have lapsed, in return for payment to the Grantees for each Restricted Stock Unit of an amount equal to a reasonable, good faith estimate of an amount equal to the net amount per share payable in the Acquisition or as a result of the Acquisition (the "RSU Value").  In estimating the Spread and the RSU Value, as applicable, appropriate adjustments to give effect to the existence of the Options, Stock Appreciation Rights and Restricted Stock Units may be made, such as deeming the Options and Stock Appreciation Rights to have been exercised and the shares of Stock subject to the Restricted Stock Units to have been issued, with the Company receiving the exercise price payable under the Options, and treating the shares receivable upon exercise of the Options, Stock Appreciation Rights and Restricted Stock Units as being outstanding in determining the net amount per share.  For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities.  For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company.  The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise.

In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

Where the Company does not exercise its option under this Section 16.1, the remaining provisions of this Article XVI shall apply, to the extent applicable.

16.2  Merger or Consolidation.  Subject to Section 16.1 and to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option, Restricted Stock Units or Stock Appreciation Right granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option, Restricted Stock Units or Stock Appreciation Right would have been entitled in such merger or consolidation.

16.3  Other Transactions.  Subject to Section 16.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option, Restricted Stock Unit and Stock Appreciation Right outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation.  However, the Grantee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Grantee an option, restricted stock unit or stock appreciation right, as applicable (the "Substitute Award") on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Grantee the rights and benefits of the Option, Restricted Stock Unit or Stock Appreciation Right outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options and Stock Appreciation Rights whether or not then exercisable, and to receive the shares of Stock subject to any Restricted Stock Units, subject to the provisions of this Plan.  The Committee shall have absolute and uncontrolled discretion to determine whether the Grantee has been offered a firm commitment and whether the tendered Substitute Award will substantially preserve to the Grantee the rights and benefits of the Options, Restricted Stock Units and Stock Appreciation Rights outstanding hereunder.  In any event, any Substitute Award for an Incentive Stock Option shall comply with the requirements of the Code.

Article XVII. Securities Registration

17.1  Securities Registration.  In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Awards or any Stock with respect to which an Award may be or shall have been granted or exercised, or to qualify any such Awards or Stock under the Securities Act of 1933, as amended, or any other statute, then the Grantee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or Stock.

Unless the Company has determined that the following representation is unnecessary, each person exercising an Option or Stock Appreciation Right or receiving an Award of Restricted Stock under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option or Stock Appreciation Right or Award, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel to the Company, or other counsel acceptable to the Company, that such shares may be transferred.  The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

Article XVIII.  Tax Withholding

18.1  Tax Withholding.  Whenever shares of Stock, cash or other property are to be issued in satisfaction of Options or Stock Appreciation Rights exercised under this Plan or pursuant to an Award of Restricted Stock or Restricted Stock Units, the Company shall have the power to require the recipient of the Stock, cash or other property to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.  Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.  The maximum number of shares that a Grantee may use toward satisfying the withholding reimbursement shall not exceed the minimum funding required for the withholding.  Where a Grantee's withholding reimbursement obligation arises by reason of the Grantee's election under Section 83(b) of the Code with respect to the Award, the Grantee may not remit unvested shares in satisfaction of the Grantee's withholding reimbursement obligation.

Article XIX.  Indemnification

19.1  Indemnification.  To the extent permitted by law, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XX.  Requirements of Law

20.1  Requirements of Law.  The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.2  Governing Law.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware.

Article XXI.  Compliance with Code

21.1  Compliance with Code.  Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code Section 422.  If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.  Awards granted hereunder to any person who is a "covered employee" under Code Section 162(m) at any time when the Company is subject to Code Section 162(m) are intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C).  If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Awards granted under this Plan to such "covered employees" being treated as performance-based compensation under Code Section 162(m).

This Plan was:

Approved and adopted by the Board of Directors and the stockholders of the Company effective May 6, 2005.

Approved and adopted, as amended and restated, by the Board of Directors and stockholders of the Company effective May 8, 2008.

Approved and adopted, as amended and restated, by the Board of Directors of the Company effective February 25, 2009.

Approved and adopted, as amended and restated, by the Board of Directors of the Company effective February 24, 2010.

Approved and adopted, as amended and restated, by the Board of Directors and stockholders of the Company effective May 6, 2010.

RC2 CORPORATION 1111 W. 22ND ST. SUITE 320 OAK BROOK, IL 60523 ATTN: PETER NICHOLSON
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 5, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 5, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21949-P89859	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RC2 CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees:

01)	Robert E. Dods	06)	Thomas M. Collinger
02)	Curtis W. Stoelting	07)	Michael J. Merriman, Jr.
03)	John S. Bakalar	08)	Linda A. Huett
04)	John J. Vosicky	09)	Peter J. Henseler
05)	Paul E. Purcell	10)	Joan K. Chow

The Board of Directors recommends you vote FOR Proposals 2 and 3:		For	Against	Abstain

2.	Approval of the amendment to the RC2 Corporation 2005 Stock Incentive Plan.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP, independent registered accounting firm, as independent auditors for the fiscal year ending December 31, 2010.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2009 Annual Report and Form 10-K are available at www.proxyvote.com.

M21950-P89859

RC2 CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Curtis W. Stoelting and Peter A. Nicholson or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of RC2 Corporation to be held on May 6, 2010, at 10:00 a.m., local time, at RC2 Corporation's Corporate Headquarters, 1111 West 22nd Street, Oak Brook, Illinois, 60523, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the matters on the reverse side and in their discretion upon such other matters as may properly come before this meeting.

Please sign exactly as your name appears hereon, date and return this proxy.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT OF THE RC2 CORPORATION 2005 STOCK INCENTIVE PLAN AND TO APPROVE THE RATIFICATION OF KPMG LLP, AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES APPOINTED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information
RC2 CORPORATION	Meeting Type: Annual
For holders as of: March 11, 2010
Date: May 6, 2010 Time: 10:00 a.m., CDT
	Location:	RC2 Corporation's
Corporate Headquarters
1111 West 22nd Street,
Oak Brook, Illinois 60523

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

---Before You Vote---

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT	2009 ANNUAL REPORT AND FORM 10-K

How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com

2) BY TELEPHONE:	1-800-579-1639

3) BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2010 to facilitate timely delivery.

---How To Vote---

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors

Nominees:

01)	Robert E. Dods	06)	Thomas M. Collinger

02)	Curtis W. Stoelting	07)	Michael J. Merriman, Jr.

03)	John S. Bakalar	08)	Linda A. Huett

04)	John J. Vosicky	09)	Peter J. Henseler

05)	Paul E. Purcell	10)	Joan K. Chow

The Board of Directors recommends you vote FOR the following proposals:

2.	Approval of the amendment to the RC2 Corporation 2005 Stock Incentive Plan.

3.	Ratification of the appointment of KPMG LLP, independent registered accounting firm, as independent auditors for the fiscal year ending December 31, 2010.

NOTE:	The stockholders may take action with respect to such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions